UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Akorn, Inc.

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NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3. APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED AKORN, INC. 2003 STOCK OPTION PLAN
PROPOSAL 4. AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
II. CORPORATE GOVERNANCE AND RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLANS
IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

PROXY MATERIALS
Akorn, Inc.
1925 West Field Court, Suite 300
Lake Forest, IL 60045

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 7, 2009

TO THE SHAREHOLDERS OF AKORN, INC.:
               You are cordially invited to attend the 2009 annual meeting of shareholders of Akorn, Inc. (“we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time, at 1925 West Field Court, Suite 300, Lake Forest, IL 60045 for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect eight directors to the Board of Directors.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.
To ratify the amendment to Akorn’s Amended and Restated 2003 Stock Option Plan (the “2003 Plan”) thereby increasing the aggregate number of shares of common stock that may be issued under the 2003 Plan to 11,000,000.

4.
To ratify the amendment to Akorn’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”) thereby increasing the aggregate number of shares of common stock that may be issued under the ESPP to 2,000,000.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.
               The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on June 15, 2009. A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 1925 West Field Court, Suite 300, Lake Forest, IL 60045.
               Your Board of Directors recommends that you vote in favor of the four proposals outlined in the proxy statement. Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Raj Rai

Raj Rai
Interim Chief Executive Officer
Lake Forest, Illinois
July 24, 2009
               It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.
               This Proxy Statement is dated July 24, 2009 and was first mailed to shareholders of Akorn, Inc. on or about July 24, 2009.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on August 7, 2009
               The proxy statement and 2008 annual report to stockholders are available at http://www.edocumentview.com/akrn.

AKORN, INC.
1925 West Field Court, Suite 300
Lake Forest, IL 60045
PROXY STATEMENT
For the Annual Meeting of Shareholders
To Be Held August 7, 2009
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why have I received these materials?
               This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on August 7, 2009. You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about July 24, 2009 to all shareholders entitled to vote at the annual meeting.
Who is entitled to vote at the Annual Meeting?
               Shareholders of record as of the close of business on June 15, 2009 will be entitled to vote at the annual meeting. On June 15, 2009, there were 90,244,618 shares of common stock outstanding and entitled to vote.
               Shareholder of Record: Shares Registered in Your Name. If on June 15, 2009, you were a “record” shareholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy. Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Akorn to ensure your vote is counted.
               Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on June 15, 2009, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee. You may direct your broker or other nominee how to vote your shares of common stock. However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form. If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.
What am I voting on?
               There are four matters scheduled for a vote:
•	Election of eight directors;
•	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;
•	Ratification of the amendment to the 2003 Plan thereby increasing the aggregate number of shares of common stock that may be issued under the 2003 Plan to 11,000,000; and
•	Ratification of the amendment to the ESPP thereby increasing the aggregate number of shares of common stock that may be issued under the ESPP to 2,000,000.
How do I vote?
               You may either vote “FOR” all the nominees to the Board or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

               Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

               Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn. In order to vote, complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.
How many votes do I have?
               Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.
What constitutes a quorum for purposes of the annual meeting?
               A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How does the Board recommend that I vote my shares?
               Unless you give other instructions on your proxy card, the persons named as proxy on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR the proposal to elect the nominated directors as set forth on page 5;

•
FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, as set forth on page 8;

•	FOR the amendment to the 2003 Plan thereby increasing the aggregate number of shares of common stock that may be issued under the 2003 Plan to 11,000,000 as set forth on page 10; and

•	FOR the amendment to the ESPP thereby increasing the aggregate number of shares of common stock that may be issued under the ESPP to 2,000,000 as set forth on page 15.
               With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?
               If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all eight nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, “FOR” the amendment to the 2003 Plan thereby increasing the aggregate number of shares of common stock that may be issued under the 2003 Plan to 11,000,000, and “FOR” the amendment to the ESPP thereby increasing the aggregate number of shares of common stock that may be issued under the ESPP to 2,000,000.
               If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How many votes are needed to approve each proposal?
               The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors. A plurality means the highest number of “FOR” votes. Therefore, the eight nominees receiving the most proper “FOR” votes will be elected. Abstention and broker non-votes will have no effect on the outcome.
               The ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires a “FOR” vote from a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome.
               The ratification of the amendment to the 2003 Plan to increase the aggregate number of shares of common stock that may be issued under the 2003 Plan to 11,000,000 and the amendment to the ESPP to increase the aggregate number of shares of common stock that may be issued under the ESPP to 2,000,000 requires a “FOR” vote from a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome.
Can I change my vote after I return my proxy card?
               Yes. After you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:
•	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, IL 60045.

•	You may submit a proxy bearing a later date.

•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.
Who will bear the expense of soliciting proxies in connection with this proxy statement?
               Akorn will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.
Is there any information that I should know about future annual meetings?
               Any shareholder who intends to present a proposal at the 2010 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, IL 60045 not later than April 1, 2010, or if such year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before Akorn begins to print and send its proxy materials, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any notice of a shareholder proposal submitted after April 1, 2010, or if such year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, a reasonable time before Akorn begins to print and send its proxy materials, will be considered untimely and outside the processes of Rule 14a-8 of the Exchange Act.
What does it mean if I receive more than one proxy?
               It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare – Essential Registry Team, located at 350 Indiana Street, Suite 750, Golden, Colorado 80401 and may be reached at 303.262.0678.

I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
               The Board has nominated eight candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all eight nominees. All of the nominees listed below are currently directors. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
               The following table and narrative description sets forth, as of July 17, 2009, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each individual nominated for election as director at the annual meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past seven years.

Name	Age	Director Since	Present Position with Akorn

John N. Kapoor, Ph.D.	65	1990	Chairman of the Board
Jerry N. Ellis[1,2,3]	71	2001	Director
Ronald M. Johnson[1,2,3]	64	2003	Director
Subhash Kapre, Ph.D.	61	2007	Director
Randall J. Wall	62	2007	Director
Brian Tambi	64	2009	Director
Steven J. Meyer	53	2009	Director
Alan Weinstein	66	2009	Director

1 Member of the Audit Committee. Mr. Ellis is Chair of the committee.
2 Member of the Compensation Committee. Mr. Johnson is Chair of the committee.
3 Member of the Nominating and Corporate Governance Committee. Mr. Treppel, who will retire from the Board on August 7, 2009, is Chair of the committee.
               John N. Kapoor, Ph.D. Dr. Kapoor has served as the Chairman of our Board since October 1990. Dr. Kapoor served as our interim Chief Executive Officer from March 2001 to May 2002 and as our Chief Executive Officer from May 2002 to December 2002. Dr. Kapoor is the President of EJ Financial Enterprises, Inc. (a health care consulting and investment company). Dr. Kapoor is the chairman of the board of directors of NeoPharm, Inc. (a biopharmaceutical company). Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate one individual to be nominated and recommended by our Board for election as a director. Dr. Kapoor was designated by the Kapoor Trust for this purpose prior to our 2009 annual meeting.
               Jerry N. Ellis. Mr. Ellis has served as a director since 2001. Mr. Ellis was an adjunct professor in the Department of Accounting at The University of Iowa from 2001 to 2006. Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994. Mr. Ellis was a director of Sciele Pharma, Inc. (a distributor of pharmaceuticals formerly known as First Horizon Pharmaceutical Corporation) from October 2000 to October 2008, and is a member of the Board of Trustees of William Penn University in Oskaloosa, Iowa. Mr. Ellis holds a BBA in Economics and an MBA from the University of Iowa.
               Ronald M. Johnson. Mr. Johnson was appointed a director by the Board in May 2003. Mr. Johnson was Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides consulting services to pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the United States Food and Drug Administration (“FDA”) regulatory requirements. Before joining the Lewin Group on July 31, 2006, Mr. Johnson had been Executive Vice President of Quintiles Consulting since 1997. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas. Since retiring from The Lewin Group in September 2007, Mr. Johnson provides consulting services to the pharmaceutical, biologics and medical device industries on FDA regulatory requirements.
               Randall J. Wall. Mr. Wall has served as a director since 2007. Mr. Wall has served as the Chief Executive Officer and a director of Biomers Products, LLC, a company engaged in the development of novel polymer composite products for biomedical applications, since August 2006. From September 2004 to September 2005, Mr. Wall was the President and Chief Executive Officer of Genetics & IVF Institute, Inc., a fully integrated, specialized provider of infertility treatment and genetic services. Before joining Genetics & IVF Institute, Inc., Mr. Wall was the President of RS Enterprises, Inc., a company assisting startup businesses produce comprehensive business plans, and develop sales, market strategies and financial objectives. Mr. Wall has 30 years of experience with companies such as Bristol-Myers Squibb Company, International Medications Systems, Limited, Cima Labs, Inc. and Cell Separation Technologies, LLC.
               Subhash Kapre, Ph.D. Dr. Kapre has served as a director since 2007. Dr. Kapre has been the Executive Director of the Serum Institute of India, Ltd. (“Serum”) since 1992. Serum is a producer of certain vaccines, including the measles and DTP group of vaccines. Pursuant to a Securities Purchase Agreement dated September 13, 2006, between us and Serum, we agreed to submit the name of a designated representative of Serum to our Nominating and Corporate Governance Committee for consideration as a member of our Board. Dr. Kapre was designated as Serum’s representative prior to our 2009 annual meeting.
               Brian Tambi. Mr. Tambi was appointed a director by the Board in June 2009. Since August 2006, Mr. Tambi has served as the Chairman of the Board, President & CEO of BrianT Laboratories and has been a member of the Board of Directors of Insys Therapeutics since July 2007. From November 1995 to July 2006, Mr. Tambi was the Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., a leading manufacturer and marketer of oral liquid and topical pharmaceuticals. Mr. Tambi has over 30 years of executive management experience with companies such as JVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group. EJ Funds nominated Mr. Tambi to serve on the Board of Directors pursuant to its rights under the April 13, 2009 Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things, granted EJ Funds the right to require us to nominate two directors to serve on our Board of Directors.
               Steven J. Meyer. Mr. Meyer was appointed a director by the Board in June 2009. Since 2004, Mr. Meyer has served as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors. Mr. Meyer also served as the Corporate Treasurer and International Controller and VP of Global Operations during a 23-year career at Baxter International, Inc. Mr. Meyer holds an MBA in Finance and Accounting from Northwestern University and is a State of Illinois Certified Public Accountant.
               Alan Weinstein. Mr. Weinstein was appointed a director by the Board in July 2009, and is effective upon the retirement of Jerry I. Treppel from the Board of Directors. Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing organizations. Previously, Mr. Weinstein was the Founder and President of Premier, Inc., an organization which provides various shared services to member hospitals. Mr. Weinstein holds an MBA in Health Administration from Cornell University.
               There is no family relationship among any of the directors of the Company.
               The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.
Continuing Director. On June 18, 2009, Jerry I. Treppel notified us that he does not intend to seek re-election at the annual meeting of shareholders on August 7, 2009. Mr. Treppel will continue to serve on our Board of Directors until August 7, 2009.

               Mr. Treppel was appointed as a director by our Board in November 2003. Mr. Treppel has been the managing member of Wheaten Capital Management LLC, a capital management company focusing on investment in the health care sector, since March 2003. Over the past 16 years, Mr. Treppel was an equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors at several investment banking firms, including Banc of America Securities, Warburg Dillon Read LLC (now UBS), and Kidder, Peabody & Co. He previously served as a healthcare services analyst at various firms, including Merrill Lynch & Co. He also held administrative positions in the healthcare services industry early in his career. Mr. Treppel holds a BA in Biology from Rutgers College in New Brunswick, N.J., an MHA in Health Administration from Washington University in St. Louis, Mo., and an MBA in Finance from New York University. Mr. Treppel has been a Chartered Financial Analyst (CFA) since 1988.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
               The Board is seeking shareholder ratification of its selection of Ernst & Young LLP (“E&Y”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
               We expect representatives of E&Y to be present at the 2009 annual meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders regarding our audit for the year ended December 31, 2008.
               On December 5, 2007, we terminated the services of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm, except that BDO completed the audit for the fiscal year ended December 31, 2007. The decision to dismiss BDO was recommended and approved by our Audit Committee. The audit reports of BDO on the consolidated financial statements as of December 31, 2007 and 2006 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Also on December 5, 2007, the Audit Committee engaged E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
Audit Fees
               Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2008, (ii) the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2008, and (iii) the reviews of our condensed consolidated interim financial statements as of September 30, 2008, June 30, 2008, and March 31, 2008, all of which were included in our Form 10-Qs, were $805,000.
               Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2007, (ii) the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2007, and (iii) the reviews of our condensed consolidated interim financial statements as of September 30, 2007, June 30, 2007, and March 31, 2007, all of which were included in our Form 10-Qs, were $520,600. Additionally, during 2007, BDO charged us $30,000 for assistance with our Form S-3 and Form S-8 filings.
Audit-Related Fees
               Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y for assurance and audit-related services for the year ended December 31, 2008 (not already included in the Audit Fees for such year), were $24,380. Audit related services in 2008 included an audit of our 401(k) employee benefit plan.
               Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO for assurance and audit-related services for the year ended December 31, 2007 (not already included in the Audit Fees for such year), were $11,500. Audit related services in 2007 included an audit of our 401(k) employee benefit plan.
Tax Fees
               Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2008, were $54,000.
               Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2007, were $21,200.

All Other Fees
               There were no additional fees paid to E&Y or BDO during the years ended December 31, 2008 and 2007.
Audit Committee Pre-Approval Policies and Procedures
               The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining E&Y’s independence. At their regularly scheduled and special meetings, the Audit Committee of the Board considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. For 2008, those pre-approved audit, audit-related, tax and all other services represented 91%, 3%, 6% and 0%, respectively, of all services.
The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young
LLP as our independent registered public accounting firm for fiscal year 2009.

PROPOSAL 3. APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED AKORN,
INC. 2003 STOCK OPTION PLAN
Purpose of Proposal
               In July 2009, our Board of Directors approved an amendment to the Company’s Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “2003 Plan”) subject to approval by the Company’s shareholders at the 2009 annual meeting. Pursuant to the proposed amendment, the total number of shares authorized and reserved for issuance under the 2003 Plan will be increased by 6,000,000 from a total of 5,000,000 shares to a total of 11,000,000 shares.
               The 2003 Plan was approved by our Board of Directors on November 6, 2003 and approved by our shareholders on July 8, 2004. On March 29, 2005, our Board of Directors approved an amendment to the 2003 Plan, effective as of April 1, 2005, and this was subsequently approved by our shareholders on May 27, 2005. The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan is 5,000,000. Under the 2003 Plan, options to purchase 3,593,000 shares of common stock have been granted to employees and directors and options to purchase 3,073,000 shares of common stock remain outstanding as of December 31, 2008. Options granted under the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant and generally vest over a period of three years and expire within a period of five years.
               Our Board approved the proposed amendment effective upon shareholder approval, to promote the interests of Akorn and our shareholders by: (i) attracting and retaining exceptional directors, employees and consultants (including prospective directors, employees and consultants), and (ii) enabling such individuals to participate in the long-term growth and financial success of Akorn. Any options previously granted shall continue in full force and effect under the terms of the 2003 Plan and shall not be changed nor modified as a result of the proposed amendment. Our Board approved the proposed amendment to the 2003 Plan in order to increase the number of shares available and authorized that we may grant to our and our affiliates’ employees, directors and consultants.
               If the shareholders fail to approve this proposal, the 2003 Plan will remain in existence. The following description of the 2003 Plan is qualified by reference to the full text thereof, a copy of which is attached hereto as Appendix A. You may also obtain a copy of the 2003 Plan by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, or by accessing the Investor Relations section of our website, or by contacting the corporate secretary of Akorn.
               If the shareholders approve the amendment, the Board believes that the shares available under the 2003 Plan should be sufficient to meet the Company’s presently anticipated equity grant needs for its employees until at least the date of the Company’s annual meeting of Shareholders in 2013.
Proposed Amendment
               Other than proposing to increase the shares available for issuance under the 2003 Plan from 5,000,000 to 11,000,000, no other changes to the 2003 Plan are being proposed.
Eligible Participants
               Any director, employee or consultant (including any prospective director, employee or consultant) of Akorn and any affiliate of Akorn shall be eligible to be designated a participant in the 2003 Plan for purposes of receiving awards. However, incentive stock options (“ISOs”) may be granted only to employees.
Plan Administration
               Our Board, or one or more committees appointed by our Board, administers the 2003 Plan (in either case, the “administrator”). In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the administrator will consist of two or more “outside directors” within the meaning of Section 162(m). The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program (whereby awards may be exchanged or cancelled for awards with lower exercise prices or different terms), or a program through which participants may reduce cash compensation payable in exchange for awards. The administrator may also create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our common stock.
Shares Available For Awards
               Subject to adjustment as provided below, the aggregate number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan is currently 5,000,000. If the proposed amendment to the 2003 Plan is approved, 11,000,000 shares of our common stock may be issued pursuant to awards granted under the 2003 Plan. As of July 17, 2009, 1,335,042 shares of our common were available to be issued under the 2003 Plan. Notwithstanding the foregoing, the maximum number of shares that may be issued pursuant to ISOs granted under the 2003 Plan is 300,000, including ISOs that are outstanding or have been exercised. No ISOs have been granted as of the date of this proxy statement, leaving 300,000 available for issuance as of such date.
               If an award expires or is terminated or canceled without having been exercised or settled in full, it is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2003 Plan (unless it has terminated). Shares are not deemed to be issued under the 2003 Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2003 Plan.
Awards
               The 2003 Plan provides for the grant of options intended to qualify as ISOs under Section 422 of the Code to our and our affiliates’ employees and non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance unit awards, performance share awards and other stock based awards (each, an “award”) to our and our affiliates’ directors, employees and consultants.
               Stock Options. An option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The administrator may grant both ISOs and NSOs under the 2003 Plan. Except as otherwise determined by the administrator in an award agreement, the exercise price for options cannot be less than the fair market value (as defined in the 2003 Plan) of our common stock on the date of grant. The term of each option will be determined by the administrator; provided that no ISO will be exercisable after the tenth anniversary of the date the option is granted. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date of grant and its term will be five years or less from the date of grant. All options granted under the 2003 Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. No participant shall be granted more than 500,000 options in any one year.
               Options shall vest and become exercisable as determined by the administrator. The exercise price will be payable with cash (or its equivalent) or by other methods as permitted by the administrator to the extent permitted by applicable law.
               If a participant’s employment or relationship with us is terminated, the participant (or his or her designated beneficiary or estate representative in the case of death) may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination. In the absence of a specified time in the award agreement, the option will remain exercisable for three months following the date of termination, except in the case where termination is as a result of disability or death, in which case the option will remain exercisable for 12 months following the date of termination or death.

               The administrator may at any time offer to buy out an option previously granted for a payment in cash or shares of our common stock based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.
               Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability. Holders of restricted stock may exercise voting rights with respect to such stock, unless the administrator determines otherwise. During the period of restriction, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such stock unless otherwise provided in the award agreement. If any such dividends or distributions are paid in our shares of common stock, such shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.
               Unrestricted Stock. Subject to the terms of an award agreement, a participant may be awarded (or sold at a discount) shares of our common stock that are not subject to restrictions on transfer, in consideration for past services rendered to us, our affiliates or for other valid consideration.
               Stock Appreciation Rights. A stock appreciation right is the right to receive an amount equal to the appreciation in the fair market value of our common stock between the exercise date and the date of grant, for that number of shares of our common stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our common stock with equivalent value, or in some combination, as determined by the administrator and in conformance with Section 409A of the Code. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options. The administrator may at any time offer to buy out for a payment in cash or shares of our common stock a stock appreciation right previously granted based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.
               Performance Units and Performance Shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of performance units and performance shares to be paid to the participant. The performance goals may be based upon the achievement of Akorn, divisional or individual goals or objectives, securities laws or any other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date.
               Restricted Stock Units. Restricted stock units are awards of restricted stock, performance shares and/or performance units that are paid out in installments or on a deferred basis as determined by the administrator in its sole discretion in accordance with rules and procedures established by the administrator and in conformance with Section 409A of the Code.
               Other Stock Based Awards. The administrator has the authority to create awards under the 2003 Plan in addition to those specifically described in the 2003 Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our common stock.
Transferability of Awards
               Generally, unless the administrator determines otherwise, the 2003 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the 2003 Plan
               The Board may at any time amend, alter, suspend or terminate the 2003 Plan. Unless sooner terminated, the 2003 Plan shall terminate on November 6, 2013, the date that is 10 years from the date the 2003 Plan was originally adopted by the Board.
Effectiveness
               The proposed amendment will become effective upon approval of our shareholders.
Liquidation or Dissolution of Akorn
               In the event of the proposed dissolution or liquidation of Akorn, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for a participant to have the right to exercise his or her award, to the extent applicable, until 10 days prior to such transaction as to all of the stock covered thereby, including shares of our common stock as to which such award would not otherwise be exercisable. In addition, the administrator may provide that any Akorn repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.
Change in Control
               Generally, in the event Akorn experiences a “change in control,” as that term is defined in the 2003 Plan, it is anticipated that awards will be assumed by the successor corporation or that the successor corporation will substitute an equivalent award in its place. However, if the successor corporation refuses to assume or substitute the outstanding award, then the administrator may provide that the vesting of any award shall accelerate 100%. If accelerated, the administrator shall give the recipient 15 days notice from which to exercise the vested awards. At the end of such 15-day period, the awards shall terminate if they are not exercised.
Federal Income Tax Consequences
To the Optionees or Recipients.
               NSOs. An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO. Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price. This compensation is subject to withholding taxes. An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO. Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange. The gain may be subject to preferential tax treatment if the stock has been held for more than one year.
               ISOs. An optionee will not recognize any income for federal income tax purposes on the grant of an ISO. Upon the exercise of an ISO, tax is deferred until the underlying stock is sold (though the spread at exercise may be a tax preference for purposes of the Alternative Minimum Tax). When sold, the ISO is taxed at the capital gains rate on the full amount of appreciation for the sales proceeds over the option cost, provided the employee has satisfied the holding period prescribed for ISOs — the longer of two (2) years from the date of grant or one (1) year from the date of exercise. If the ISO stock is sold within the holding period, the option is taxed as an NSO.
               Restricted Stock. Generally, a recipient recognizes no income from the grant of a restricted stock award until the grant is no longer subject to a substantial risk of forfeiture. Upon the lapse of a substantial risk of forfeiture (i.e., the restricted stock becomes vested), the recipient has taxable income equal to the excess of the fair market value of the restricted stock over the amount paid. Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the restricted stock has been held for more than one year.
               Unrestricted Stock. Unrestricted stock generally has the same tax consequences as restricted stock.

               Stock Appreciation Rights. A recipient of a stock appreciation right will generally recognize ordinary income for federal income tax purposes, the timing of which depends on the terms of the underlying award agreement and Section 409A of the Code.
               Performance Units and Performance Shares. A recipient of a performance unit/share generally recognizes no income until the performance objectives are satisfied. If the payout is in stock, the recipient has taxable income equal to the excess of the fair market value of the stock over the amount paid. Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the stock has been held for more than one year. If the payout is in cash, the recipient has ordinary income equal to the amount of cash received.
               Restricted Stock Units. Restricted stock units must comply with Section 409A of the Code, and will be taxed in accordance with the terms of its underlying award agreement.
               Other Stock Based Awards. The taxation of other stock based awards depends on the nature of the award.
To Akorn.
          With the exception of ISO awards, we generally are entitled to a business expense deduction at the time and in the amount that the optionee/recipient recognizes ordinary income in connection with the grant or exercise of the award. As to grants of ISOs, we generally receive no deduction associated with such grant except when the recipient has a disqualifying disposition. Upon a disqualifying disposition, the option loses its ISO status, converts to a NSO, and is taxed accordingly.
          The Board believes that the amendment to the 2003 Plan is in the best interest of Akorn and its shareholders and recommends that the shareholders vote “FOR” approval of Proposal 3.

PROPOSAL 4. AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
               On July 17, 2009, our Board of Directors adopted, subject to shareholder approval, an amendment to the Amended and Restated Akorn, Inc. Employee Stock Purchase Plan (the “ESPP”), to increase the number of shares of common stock authorized for issuance under the ESPP from 1,000,000 to 2,000,000 shares.
               The purpose of the ESPP is to provide an opportunity for eligible employees of the Company to purchase shares of our common stock through accumulated payroll deductions. As of July 17, 2009, 926,171 shares had been purchased by employees as a group under the ESPP and 73,829 shares were available for future purchases. If the amendment is not approved by shareholders, the Board believes that the Company will be unable to provide the opportunity for eligible employees to purchase shares of our common stock through payroll deductions. Therefore, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders.
               The following is a brief description of the ESPP. This summary is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Appendix B. You may also obtain a copy of the ESPP by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, or by accessing the Investor Relations section of the company’s website, or by contacting the corporate secretary of Akorn.
Plan Description
               We established the ESPP to make possible the acquisition of shares of our common stock at a 15% discount by eligible employees of the Company and its subsidiaries.
               The effective date of the ESPP is November 1, 1988, it was ratified by our shareholders at their October 1988 meeting, and was subsequently amended effective January 1, 2006. The ESPP shall continue until terminated by the Board or all shares authorized to be purchased under the ESPP have been purchased.
               Currently, the total amount of shares of our common stock acquired by participants in the ESPP shall not exceed 1,000,000 shares. If the proposed amendment to the ESPP is approved by our shareholders, the total amount of shares of our common stock acquired by participants in the ESPP shall not exceed 2,000,000 shares. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in our common stock, the number of shares of common stock permitted to be purchased hereunder shall be adjusted in proportion to the change in outstanding shares of common stock. We may acquire shares for the participants by purchase, either on the open market or in private transactions, by delivery of treasury shares, or by issuance of new shares. All costs shall be paid by us.
               Each person who has been regularly employed (averaging 30 hours or more per week) or through the end of any calendar quarter ending thereafter, is eligible to participate in the ESPP. Participation can commence as of the first day of the month next following the completion of the eligibility requirements, or as of the first day of any subsequent calendar quarter.
               Each eligible employee becomes a participant by signing a Purchase Agreement (a sample of the form of Purchase Agreement is attached to the ESPP as Exhibit A) and delivering it to the Company’s President on or before the last day of the month preceding the calendar quarter in which participation begins. A copy of the Prospectus contained in the Registration Statement prepared in connection with the ESPP shall be given to each eligible employee along with a form of Purchase Agreement within a reasonable time before the last day preceding the first calendar quarter in which the employee is eligible to participate.
               An eligible employee can dedicate a specific percentage of the participant’s semi-monthly paychecks and any cash bonuses to the purchase of our common stock. The amount dedicated from each paycheck shall not exceed 15% of the amount of the participant’s gross compensation used in calculating the amount of the paycheck.

               The amount withheld during a calendar quarter shall be applied to acquire our stock at the end of that calendar quarter. If acquired by purchase, we shall make the purchases for the participants within the five business days following the last day of that calendar quarter. If acquired by delivery of treasury stock or issuance of new shares, the price shall be fixed at the average of the highest and lowest price at which our stock was traded on the last day of that calendar quarter in which the stock was traded. We shall acquire or issue for each participant that number of whole shares that can be acquired at the aforesaid price with the amount equal to 100/85 of the total amount withheld from the participant’s paychecks for that calendar quarter.
               A participant can change an election by signing a new Purchase Agreement effective as of the first day of any calendar quarter if the new Purchase Agreement is delivered to our President prior to the commencement of that calendar quarter.
               Each participant who remains continuously employed through a calendar quarter shall receive as soon as possible after the end of that quarter certificates representing the full shares purchased with the amount that has been withheld from his pay during that quarter pursuant to the Purchase Agreement.
               Any participant who terminates employment for any reason (other than death) before the end of a calendar quarter shall acquire no Company stock for that quarter and all amounts withheld from his pay during that quarter for the purpose of buying Company stock shall be delivered to him.
               A participant can revoke a Purchase Agreement (on a form attached as Exhibit B to the ESPP) effective as of the pay period following the receipt of the revocation by our President. If the participant does so and remains employed through the end of the calendar quarter, the amount actually withheld during the quarter pursuant to the participant’s Purchase Agreement shall be applied to the acquisition of our shares of common stock. If a participant is an officer or director of the Company subject to Section 16 of the Exchange Act, the participant will not be allowed to participate in the ESPP for a period of six months after the effectiveness of a revocation of a Purchase Agreement.
               Upon a participant’s death during a calendar quarter the amount withheld from the participant’s pay during the quarter pursuant to the participant’s Purchase Agreement shall be applied to the purchase of our common stock, and certificates representing these shares of common stock shall be delivered by us to the participant’s succession representative or other successor as soon as convenient after the end of the quarter in which the death occurs.
               No fractional shares shall be issued to a participant, nor shall any excess of the purchase price over 100/85 of participant’s contribution to the cost of the stock be delivered.
               The right to receive shares of common stock is non-transferable, except as described above in the event of the participant’s death, and no shares of our common stock acquired under the ESPP may be transferred (other than by gift or inheritance) until one year following the date the stock is issued unless the our President agrees in writing to the transfer. If a participant is an officer or director of the Company subject to Section 16 of the Exchange Act, no shares of our common stock acquired under the ESPP may be transferred for a period of six months after issuance.
               The ESPP may be amended by the Board, but no amendment shall have the effect of modifying any Purchase Agreement as to the purchase of our common stock with funds already withheld unless the affected participant agrees. Furthermore, any amendment to the ESPP which (a) materially increases the number of shares which may be acquired through the ESPP, (b) materially increases the benefits accruing to participants in the ESPP, or (c) materially modifies the requirements for eligibility for participation in the ESPP must be approved by the shareholders.
               The ESPP may be discontinued by us at any time. If discontinued during a calendar quarter (rather than at the end of the quarter) each participant shall receive a certificate for that number of whole shares of our common stock which can be acquired by the amount withheld pursuant to a participant’s Purchase Agreement during the quarter prior to the discontinuance. Such purchases shall be made as discussed above, except that purchases shall be made within 10 days after the discontinuance, and treasury or newly- issued shares shall be priced based on the most recent trading date ending on the date the ESPP is terminated. The resulting certificates shall be distributed within 30 days after the date of the discontinuance.
               Any significant ESPP date ending on a Saturday, Sunday or holiday shall be deemed to be the next regular business day.
               Notices to us shall be effected by delivery in writing to the Company’s President.
               The Board believes that the amendment to the ESPP is in the best interest of Akorn and its shareholders and recommends that the shareholders vote “FOR” approval of Proposal 4.

II. CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors
               The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our nominees and current directors, as applicable, as of June 30, 2009 are included in this proxy statement under the heading “PROPOSAL 1. ELECTION OF DIRECTORS” above and are incorporated herein by reference.
Independence of the Board of Directors
               Our common stock is traded on The NASDAQ Stock Market LLC (“NASDAQ”). The Board has determined that a majority of the members of, and nominees to, the Board qualify as “independent,” as defined by the listing standards of NASDAQ. Consistent with these considerations, after review of all relevant transactions and relationships between each director and nominee, or any of his or her family members, and Akorn, its senior management and its independent auditors, the Board has determined further that all of our directors and nominees are independent under the listing standards of NASDAQ, except for Dr. Kapoor, Dr. Kapre and Mr. Tambi. In making this determination, the Board considered that there were no new transactions or relationships between its current independent directors and Akorn, its senior management and its independent auditors since last making this determination.
Executive Sessions of Independent Directors
               Our independent directors meet regularly in executive sessions where only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, IL 60045.
Board Meetings
               During the year ended December 31, 2008, our Board held eight meetings. All of the directors, except Dr. Kapre, attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve. The Board asks that all members of the Board attend the annual meeting of shareholders. All members of the Board at the time of the 2008 annual meeting attended the 2008 annual meeting.
Committees of the Board
               The Board has three committees: an Audit Committee established in accordance with Section 3(a)(58)(A)) of the Exchange Act (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”, and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), with the members of each committee indicated below.
•	The Audit Committee consists of Mr. Ellis (Chair), Mr. Johnson, and Mr. Treppel, who will retire effective August 7, 2009.

•	The Compensation Committee consists of Mr. Johnson (Chair), Mr. Ellis, and Mr. Treppel.

•	The Nominating and Corporate Governance Committee consists of Mr. Treppel (Chair), Mr. Ellis, and Mr. Johnson.
               The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders. Mr. Treppel has notified us that he will not seek re-election at the annual meeting of shareholders on August 7, 2009, but will continue to serve on these committees until August 7, 2009.

Audit Committee
               The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Akorn regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related person transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements. The Audit Committee met seven times during the 2008 fiscal year. A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).
               The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under the listing standards of NASDAQ. The Board has determined that Mr. Ellis qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Ellis’ level of knowledge and experience based on a number of factors, including his formal education, his experience as a partner with Arthur Andersen LLP, and his experience as a director of Sciele Pharma, Inc. (a distributor of pharmaceuticals formerly known as First Horizon Pharmaceutical Corporation). Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Ellis experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Ellis any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board.
Compensation Committee
               The Compensation Committee, which met six times during the 2008 fiscal year, reviews and approves the overall compensation strategy and policies for Akorn. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; and administers equity awards and stock purchase plans. Each member of the Compensation Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ. A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).
Nominating and Corporate Governance Committee
               The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board. A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee met one time during the 2008 fiscal year.
               On March 31, 2009, we consented to an Assignment Agreement between GE Capital and EJ Funds LP which transferred to EJ Funds all of GE Capital’s rights and obligations under a credit agreement. Pursuant to the assignment, EJ Funds became the agent and lender under the credit agreement. Dr. Kapoor is the President of EJ Financial Enterprises, Inc., a healthcare consulting investment company (“EJ Financial”) and EJ Financial is the general partner of EJ Funds. In connection with the assignment, on April 13, 2009, we entered into a Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things, granted EJ Funds the right to require us to nominate two directors to serve on our Board of Directors. The Kapoor Trust is entitled to require us to nominate a third director under our Stock Purchase Agreement dated November 15, 1990 with the Kapoor Trust. Subsequently, effective as of June 18, 2009, Section 1 of Article II of the Company’s bylaws was amended pursuant to a Certificate of Amendment to the Bylaws of the Company to increase the number of directors of the Company from seven to nine. EJ Funds nominated Mr. Tambi to serve on the Board of Directors, and currently has the right to nominate one director to fill the single remaining vacancy.
               The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Akorn, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Akorn and the long-term interests of shareholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and Akorn, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to Akorn during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.
               Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience. Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.
               In order to find a Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders.
               Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the annual meeting, addressed to the Nominating and Corporate Governance Committee, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, IL 60045. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act. The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee.
Communications with the Board
               Historically, we have not adopted a formal process for shareholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been excellent.
REPORT OF THE AUDIT COMMITTEE
               The Audit Committee oversees Akorn’s financial reporting process on behalf of the Board. As part of this oversight function, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.
               In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
               In this context, the Audit Committee has met and discussed the audited financial statements with management. Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.
               The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2008 fiscal year as well as all reports issued by Akorn’s independent auditor related to its audit of Akorn’s financial statements for the 2008 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.
               The audit committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.
               In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.
This report is submitted by the Audit Committee, consisting of:
Jerry N. Ellis, Chair
Jerry I. Treppel
Ronald M. Johnson
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons

               Either the Audit Committee or the Board approves all related party transactions. The procedure for the review, approval or ratification for related party transactions involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures and reviewing the details of major deals and transactions to ensure that they do not involve related transactions. Members of management have been informed and understand that they are to bring related party transactions to the Audit Committee or the Board for approval. These policies and procedures are evidenced in the Audit Committee Charter and the Code of Ethics.
Certain Transactions
               John N. Kapoor, Ph.D., our Chairman of the Board and a shareholder, is the President of EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”). EJ Financial is involved in the management of health care companies in various fields and Dr. Kapoor is involved in various capacities with the management and operation of these companies. The Kapoor Trust, the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies. Although these companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business. Discoveries made by, or other activities of one or more of these companies could render our products less competitive or obsolete.
               On July 28, 2008, we borrowed $5,000,000 from the Kapoor Trust, and issued a subordinated promissory note in the principal amount of $5,000,000 (the “Subordinated Note”). The Subordinated Note accrues interest at a rate of 15% per year and is due and payable on July 28, 2009.
               On March 31, 2009, we consented to an Assignment Agreement (“Assignment”) between General Electric Capital Corporation (“GE”) and EJ Funds LP (“EJ Funds”) which transferred to EJ Funds all of GE’s rights and obligations under our Credit Agreement dated January 7, 2009 (the “Credit Agreement”), with GE. Pursuant to the Assignment, EJ Funds became the agent and lender under the Credit Agreement. Accordingly, GE is no longer our lender. EJ Financial is the general partner of EJ Funds.
               In connection with the Assignment, on April 13, 2009, we entered into a Modification, Warrant and Investor Rights Agreement (the “Modification Agreement”) with EJ Funds that, among other things, (i) reduced the revolving loan commitment under the Credit Agreement to $5,650,000, (ii) provided an extended cure period until July 22, 2009 for any event, other than specified types of “material defaults” listed in Section 2(a) of the Modification Agreement, which could constitute an event of default under the Credit Agreement, unless that period is terminated earlier due to the occurrence of a material default or as otherwise provided in the Modification Agreement, (iii) set the interest rate for all amounts outstanding under the Credit Agreement at an annual rate of 10% with interest payable quarterly, (iv) granted a security interest in and lien upon all the collateral under the Credit Agreement to the Kapoor Trust as security for the Subordinated Note, and (v) requires us, within 30 days after the date of the Modification Agreement, to enter into security documents consisting of a security agreement and mortgages (if requested by the Kapoor Trust) in form and substance substantially similar to the corresponding security documents under the Credit Agreement for the Kapoor Trust’s interest in connection with the Subordinated Note. The Modification Agreement also granted EJ Funds the right to require us to nominate two directors to serve on our Board of Directors. The Kapoor Trust is entitled to require us to nominate a third director under our Stock Purchase Agreement dated November 15, 1990 with the Kapoor Trust. In addition, we agreed to pay all accrued legal fees and other expenses of EJ Funds that relate to the Credit Agreement and other loan documents, including legal expenses incurred with respect to the Modification Agreement and the Assignment.
               Pursuant to the Modification Agreement, on April 13, 2009 we granted EJ Funds a warrant (the “Modification Warrant”) to purchase 1,939,639 shares of our common stock at an exercise price of $1.11 per share, subject to certain adjustments. The Modification Warrant expires five years after its date of issuance and is exercisable upon payment of the exercise price in cash or by means of a cashless exercise yielding a net share figure. Under the Modification Agreement, we have the right to convert the Subordinated Note into term indebtedness under the Credit Agreement in exchange for additional warrants, on terms substantially identical to the Modification Warrant, to purchase 343,299 shares of our common stock for each $1,000,000 of converted debt. The exercise price of those warrants would also be $1.11 per share. As of April 13, 2009, the estimated fair value of the Modification Warrant, using a Black-Scholes valuation model, was $1,357,747.

               On April 15, 2009, we entered into entered into a Reimbursement and Warrant Agreement (the “Reimbursement Agreement”) with EJ Funds and the Kapoor Trust, pursuant to which the Kapoor Trust agreed to provide an irrevocable standby letter of credit (“L/C”) as security for our payment obligations of $10,500,000 to the Massachusetts Biologic Laboratories of the University of Massachusetts (“MBL”) under our Letter Agreement dated March 27, 2009 (the “Letter Agreement”) and Settlement Agreement dated April 15, 2009 (the “Settlement Agreement”) with MBL. We entered into the Letter Agreement and the Settlement Agreement to resolve a dispute involving our failure to make timely payments to MBL for Td vaccine products under our modified Exclusive Distribution Agreement dated March 22, 2007 with MBL.
               The Reimbursement Agreement provides, among other things, that we will reimburse the Kapoor Trust for any draws by MBL under the L/C through the mechanism of causing the amount of the draws to become term indebtedness payable to the Kapoor Trust on the same terms as the revolving debt under the Credit Agreement. All of our obligations under the Reimbursement Agreement will also be considered secured obligations under the Credit Agreement. Pursuant to the Reimbursement Agreement, we also issued a warrant to the Kapoor Trust (the “Reimbursement Warrant”) to purchase 1,501,933 shares of our common stock at an exercise price of $1.11 per share, subject to certain adjustments. The Reimbursement Warrant expires five years from the date of issuance and is exercisable upon payment of the exercise price in cash or by means of a cashless exercise yielding a net share figure. In addition, the Reimbursement Agreement provides that we must issue the Kapoor Trust additional warrants, at that same price of $1.11 per share, to purchase 200,258 shares of our common stock per $1,000,000 drawn on the L/C. As of April 13, 2009, the estimated fair value of the Reimbursement Warrant, using a Black-Scholes valuation model, was $1,051,353.
               The shares of our common stock issuable upon exercise of the Modification Warrant and the Reimbursement Warrant, along with those other warrants that may be issued under the Modification Agreement and Reimbursement Agreement and other shares of common stock held by EJ Funds, the Kapoor Trust and their affiliates, are subject to registration rights as set forth in the Modification Agreement. Under the Modification Agreement, we agreed to file a registration statement with the SEC within 75 days of the date of the Modification Agreement. We also agreed to continue the effectiveness of the registration statement until the earliest of the dates (i) all securities registrable thereunder have been sold, (ii) all such registrable securities may be sold in a single transaction by their holders to the public under Rule 144 under the Securities Act, and (iii) no shares of our common stock registered under the registration statement qualify as “registrable securities” thereunder.
               Dr. Kapre, a member of the Board, is an Executive Director with Serum. In November 2007, we issued 1,000,000 shares of our common stock in a private placement to Serum at a price of $7.01 per share pursuant to a Securities Purchase Agreement dated November 14, 2007 (the “Securities Purchase Agreement”) with Serum. The total price was $7,010,000. The shares of our common stock issued under the Securities Purchase Agreement (collectively, the “Registrable Securities”) are subject to registration rights set forth in the Securities Purchase Agreement. Under the Securities Purchase Agreement, we agreed to file a registration statement (the “Registration Statement”) with the SEC by the 60th day after the closing date of the transactions contemplated by the Securities Purchase Agreement (the “Filing Date”), for purposes of registering the Registrable Securities. We agreed to maintain the effectiveness of the Registration Statement until the earlier of the date that all Registrable Securities covered by the Registration Statement have been sold or can be sold publicly under Rule 144(k) under the Securities Act (the “Effectiveness Period”). The Registration Statement was filed on December 5, 2007, and declared effective on December 17, 2007.
               Pursuant to the Securities Purchase Agreement, if certain events occur, then, on every monthly anniversary until the event is cured and on the date of the cure, we are required to pay Serum, as liquidated damages, $0.0526 for each share of our common stock purchased under the Securities Purchase Agreement and then owned by Serum. Subject to limitations set forth in the Securities Purchase Agreement, the events are: (i) our common stock is not listed or quoted, or is suspended from trading, on an eligible market for a period of five trading days during the Effectiveness Period, or (ii) the Registration Statement ceases to be effective for 20 trading days in a 365 day period. The payments relate solely to the shares of our common stock issued to Serum under the Securities Purchase Agreement and may not exceed $525,750.
               In addition, in September 2006, we issued 1,000,000 shares of our common stock in a private placement to Serum at a price of $3.56 per share pursuant to a similar securities purchase agreement. The total price was

$3,560,000. The monthly liquidated damages under that agreement are $0.0267 and the maximum amount of those damages is $267,000. A registration statement for these shares was filed on November 14, 2006 and declared effective on December 7, 2006.
               On November 8, 2006, we entered into both a Development and Exclusive Distribution Agreement and a Development Funding Agreement (together, the “Development Agreements”) with Serum. Under the Development Agreements, Serum agreed to appoint us as the exclusive distributor for rabies monoclonal antibody (the “Product”). In exchange for our receiving exclusive marketing and distribution rights for the Product in North, Central, and South America, we agreed to help fund development of the Product through milestone payments. These milestone payments include the successful completion of Phase I, Phase II, and Phase III clinical trials and receipt of approval for a biologics license application from the U.S. Food and Drug Administration’s Center for Biologics Evaluation and Research. As the exclusive marketing and distribution partner of Serum for the Product in America, we will receive 40% of the revenues from Product sales in North America and 50% of the revenues from Product sales in Central and South America. Also, Serum granted us a first option right to obtain exclusive marketing rights in North, Central, and South America for a second monoclonal antibody product, Anti-D human monoclonal antibody. The exclusive marketing rights for this product would be consistent with the terms in the Development Agreements for the Product. Additionally, Serum has granted us a first option right to expand the territory in which it has exclusive rights to include Europe in exchange for minimum annual product sales requirements in Europe.
               In October 2004, we also entered into an exclusive drug development and distribution agreement for oncology drug products for the United States and Canada with Serum. We will own the ANDAs and buy any products developed under the agreement from Serum under a negotiated transfer price arrangement. If the products are approved, we will market and sell them in the United States and Canada under our label.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
               Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and on written representations from our officers, directors, and any person whom we understand owns more than 10% of our common stock, we found that during 2008, Jerry I. Treppel, one of our directors, failed to timely file one Form 4 report with the SEC to report two transactions and changes in beneficial ownership. All such transactions have since been reported on Form 4 reports.
CODE OF ETHICS
               Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. We will satisfy any disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website. Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.
               Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy was distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

III. SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
               As of June 30, 2009, the following persons were directors, nominees, executive officers whose individual total annual salary and bonus for fiscal year 2008 exceeded $100,000 (each a “Named Executive Officer”), or others with beneficial ownership of 5% or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted the address of each of the following persons is 1925 West Field Court, Suite 300, Lake Forest, IL 60045.

	Shares	Percent of
Beneficial Owner	Beneficially Owned (1)	Class

Directors and Nominees
John N. Kapoor, Ph.D.	32,245,724 (2)	34.41%
Jerry I. Treppel*	454,519(3)	0.50%
Jerry N. Ellis	137,000(4)	0.15%
Ronald M. Johnson	110,000(5)	0.12%
Subhash Kapre, Ph.D.	30,000(6)	0.03%
Randall J. Wall	32,200(7)	0.04%
Brian Tambi	20,000 (8)	0.02%
Steven J. Meyer	20,000 (8)	0.02%
Alan Weinstein	0	0.00%
Named Executive Officers
Raj Rai	0	0.00%
Timothy A. Dick	0	0.00%
Joseph Bonaccorsi	0	0.00%
Abu S. Alam, Ph.D.	186,171(9)	0.21%
John R. Sabat	146,969(10)	0.16%
Mark M. Silverberg	162,985(11)	0.18%
Directors and officers as a group (15 persons)	33,545,068	35.60%
Other Beneficial Owners
Arjun C. Waney	5,150,859(12)	5.71%
Flat No. 1646 Lowndes Square London SW1X 9JV England

            *    Mr. Treppel will retire from the Board effective August 7, 2009.
(1)
Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of June 30, 2009 by the exercise of options, warrants or other convertible securities. Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)
Includes (i) 25,133,896 shares of common stock owned by the Kapoor Trust of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 491,173 shares of common stock are owned directly by Dr. Kapoor, (iii) 3,045,644 shares are owned by EJ Financial / Akorn Management L.P. of which Dr. Kapoor is the managing general partner, (iv) 69,839 shares of common stock are owned by several trusts, the trustee of which is an employee of EJ Financial Enterprises Inc., of which Dr. Kapoor is the President, and the beneficiaries of which are Dr. Kapoor’s children, (v) 1,939,639 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP, and (vi) 1,501,933 shares of common stock issuable upon exercise of warrants issued to the Kapoor Trust. Additional warrants may become issuable to EJ Funds pursuant to the Modification Agreement and to the Kapoor Trust pursuant to the Reimbursement Agreement, see “Certain Transactions,” below.

(3)	Includes (i) 70,000 shares of common stock issuable upon exercise of options and (ii) 5,000 shares of restricted common stock of which 2,500 shares will vest on January 1, 2010 and 2011.

(4)	Includes (i) 70,000 shares of common stock issuable upon exercise of stock options and (ii) 5,000 shares of restricted common stock of which 2,500 shares will vest on January 1, 2010 and 2011.

(5)	Includes (i) 70,000 shares of common stock issuable upon exercise of stock options and (ii) 5,000 shares of restricted common stock of which 2,500 shares will vest on January 1, 2010 and 2011.

(6)
Includes (i) 20,000 shares of common stock issuable upon exercise of stock options and (ii) 5,000 shares of restricted common stock of which 2,500 shares will vest on January 1, 2010 and 2011. Dr. Kapre is an Executive Director with the Serum Institute of India, Ltd. (“Serum”). In September 2006, we issued 1,000,000 shares of our common stock in a private placement to Serum at a price of $3.56 per share pursuant to a Securities Purchase Agreement with Serum and in November 2007, we issued another 1,000,000 shares of our common stock in a private placement to Serum at a price of $7.01 per share pursuant to a Securities Purchase Agreement with Serum. Dr. Kapre has disclaimed any beneficial ownership of such shares.

(7)	Includes (i) 20,000 shares of common stock issuable upon exercise of stock options and (ii) 5,000 shares of restricted common stock of which 2,500 shares will vest on January 1, 2010 and 2011.

(8)	Includes only shares of common stock issuable upon exercise of stock options.

(9)	Includes 43,333 shares of common stock issuable upon exercise of stock options. Dr. Alam has separated from the Company effective July 10, 2009.

(10)	Includes 43,333 shares of common stock issuable upon exercise of stock options.

(11)	Includes 143,333 shares of common stock issuable upon exercise of stock options.

(12)
Includes (i) 960,331 shares of common stock held by Argent Fund Management, Ltd. (“Argent”), for which Mr. Waney serves as Chairman and Managing Director and 52% of which is owned by Mr. Waney, (ii) 628,400 shares of common stock held by First Winchester Investments Ltd. (“First Winchester”), which operates as an equity fund for investors unrelated to Mr. Waney and whose investments are directed by Argent, (iii) 516,000 shares of common stock held by Mr. Waney through individual retirement accounts maintained in the United States, (iv) 3,056,128 shares held jointly by Mr. Waney and Mrs. Judith D. Waney, including 10,000 shares of common stock issuable pursuant to stock options. Under the rules of the SEC, Mr. Waney may be deemed to be the beneficial owner of the shares held by First Winchester.

EQUITY COMPENSATION PLANS
Equity Compensation Plans
               Under the 2003 Plan, 3,593,000 options have been granted to employees and directors and 3,073,000 remain outstanding as of December 31, 2008. The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan is 5,000,000. This proxy includes Proposal 3 above, which is a proposal to ratify an amendment to the 2003 Plan thereby increasing the aggregate number of shares of common stock that may be issued under the 2003 Plan to 11,000,000. Options granted under the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant and generally vest over a period of three years and expire within a period of five years.
               The ESPP permits eligible employees to acquire shares of our common stock through payroll deductions not exceeding 15% of base wages, at a 15% discount from market price of our common stock. A maximum of 1,000,000 shares of our common stock may be acquired under the terms of the ESPP. Shares issued under the ESPP cannot be sold until one year after the purchase date. This proxy includes Proposal 4 above, which is a proposal to ratify an amendment to ESPP thereby increasing the aggregate number of shares of common stock that may be issued under the ESPP to 2,000,000.
               We do not have any equity compensation plans that have not been approved by our shareholders.
               Summary Table. The following table sets forth certain information as of December 31, 2008, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in the
Plan Category	warrants and rights	warrants and rights	first column)

Equity Compensation plans approved by security holders:	3,683,619	$5.20	1,323,385

Equity Compensation plans not approved by security holders:	-	-	-

Total	3,683,619	$5.20	1,323,385(1)

(1)	Includes 1,146,145 shares of common stock available under the 2003 Plan and 177,240 shares of common stock available under our ESPP.

IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
               The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of June 30, 2009. Our officers are elected by the Board to hold office until their successors are elected and qualified.

			Year Became
Name	Position	Age	Officer

Raj Rai	Interim Chief Executive Officer “CEO”	42	2009
Timothy A. Dick	Chief Financial Officer, “CFO”	39	2009
Joseph Bonaccorsi	Senior Vice President, General Counsel, and Secretary	44	2009
Abu S. Alam, Ph.D.	Senior Vice President, New Business and Product Development	64	2004
John R. Sabat	Senior Vice President, National Accounts and Trade Relations	60	2004
Mark M. Silverberg	Executive Vice President, Operations, Global Quality Assurance and Regulatory Affairs	55	2006
               Raj Rai. Mr. Rai was appointed Interim Chief Executive Officer in June 2009. He had been appointed Strategic Consultant to the Special Committee of the Board of Directors in February 2009, following the departure of Arthur Przybyl, our former President and Chief Executive Officer. Most recently, he was the President and CEO of Option Care, Inc., a division of Walgreen Co. and a leading pharmacy services provider of home infusion therapies and specialty pharmaceuticals. Mr. Rai currently serves on the board of directors of SeQual Technologies Inc., a leading manufacturer of portable oxygen concentrators.
               On June 8, 2009, the Company entered into an Executive Consulting Agreement with Mr. Rai. Under the agreement, Mr. Rai will receive $17,948.72 per month and 250,000 stock options under the Company’s stock option plan. Mr. Rai is also entitled to a one time cash payment of $200,000 within forty-five days of December 7, 2009 and reimbursement for reasonable and necessary business expenses. The agreement expires on December 7, 2009. If the agreement is extended, Mr. Rai is entitled to $33,000 per month. The Company can terminate the agreement for good cause (as defined in the agreement). The agreement also contains confidentiality, non-competition, non-solicitation and indemnification obligations.
               Timothy A. Dick Mr. Dick was appointed Chief Financial Officer in June 2009. Most recently, he was Vice President, Operations Improvement & Analysis of Option Care, Inc., a division of Walgreen Co. Mr. Dick has previously held various leadership positions in the areas of financial planning, analysis, and acquisitions at Option Care, Inc. Prior to joining Option Care, Inc. in September 2001, Mr. Dick held various management positions in finance and acquisitions with both Johnson & Johnson and Peace Health, a Seattle-based regional health care system.
               On June 8, 2009, we entered into employment agreements with Mr. Dick, including an offer letter and related employee agreement. Mr. Dick will receive $235,000 annually and options to purchase 350,000 shares of our common stock. Mr. Dick is also entitled to participate in our various benefit plans, including our bonus plan, and nine months severance pay if he is terminated without cause or upon a change of control. His employment arrangement also contains confidentiality, non-competition and non-solicitation obligations.
               Joseph Bonaccorsi Mr. Bonaccorsi joined Akorn from Walgreen Co, Inc., where he served as Senior Vice President Mergers & Acquisition and Counsel for the Walgreens-Option Care Home Care division. Mr. Bonaccorsi joined Option Care, Inc in 2002, where he served as Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer through 2007. Prior to joining Option Care, Inc., he was in private law practice in Chicago, Illinois. He received his BS degree from Northwestern University in 1986 and his JD from Loyola University School of Law, Chicago in 1989.

               Abu S. Alam, Ph.D. Dr. Alam has served as our Senior Vice President, New Business and Product Development since November 2004. Dr. Alam joined us in 1996 as Vice President, Technical Services and was promoted to Vice President, Research and Development in 1997. Mr. Alam resigned his position effective July 10, 2009.
               John R. Sabat. Mr. Sabat assumed the position of Senior Vice President, National Accounts and Trade Relations in June 2009, after serving as Senior Vice President Sales, Marketing, and National Accounts since February 2009. He had served as our Senior Vice President, National Accounts since October 2004. He joined us in June 2003 as Vice President, National Accounts. Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.
               Mark M. Silverberg. Mr. Silverberg was appointed as our Executive Vice President, Operations, Global Quality Assurance, and Technical Services in May 2009, after serving as Senior Vice President, Global Quality Assurance since May 2006. He joined us in April 2005 as Vice President, Global Compliance. Prior to joining us, he served as Director of Division Quality for the Diagnostics Division of Abbott Laboratories.
               Following a meeting of our Board of Directors held January 29, 2009, two members of the Board of Directors met that same day with Mr. Arthur S. Przybyl, our former President and Chief Executive Officer. Mr. Przybyl ceased performing duties as President and Chief Executive Officer effective that same day. On February 25, 2009, Mr. Przybyl resigned his position as a director of Akorn, Inc. Mr. Przybyl had served as our CEO since February 2003 and as a director since his appointment by our Board in November 2003.
               On June 8, 2009, Jeffrey A. Whitnell agreed to cease serving as the Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Akorn, Inc. effective immediately and agreed to terminate his employment with the Company effective June 12, 2009.
Compensation Discussion and Analysis
               The following Compensation Discussion and Analysis addresses the objectives, principles and features of our executive compensation programs, as well as a summary of compensation decisions we made for our executive officers and other senior leaders.
Compensation Philosophy and Objectives.
               We are an entrepreneurial specialty pharmaceutical company operating in an extremely competitive environment that requires our business and compensation philosophy to be flexible and adaptive. With respect to our CEO, CFO, and our three other most highly compensated executive officers (the “Named Executive Officers”), this philosophy has evolved over a number of years as our operations, business and finances have developed and changed.
               The Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers. With the periodic assistance of executive compensation consultants, the Committee has focused on identifying the appropriate mix and alignment of compensation in order to further our strategic objectives and the interests of our shareholders.
               In late 2005 through early 2006 we retained a consultant to assist in structuring our CEO’s employment arrangements and help us set his long-term compensation. Our Board and shareholders approved expanded equity instrument alternatives under the 2003 Plan. In April 2005 we made our first grants of restricted stock under that plan. Finally, we instituted formal management-by-objectives (MBO) annual performance awards for all of our Named Executive Officers, while retaining the flexibility to reward achievements going beyond specific pre-identified objectives based on unforeseen circumstances. In 2007 we continued the formal MBO annual performance awards for our Named Executive Officers, although in late 2007, on the recommendation of our CEO, we decided not to award annual bonuses due to our financial performance in 2007.

               In 2008, the Compensation Committee again retained an executive compensation consultant, Watson Wyatt, to review our compensation practices for the Named Executive Officers. The Compensation Committee, through an interview process of other compensation consultants, selected Watson Wyatt. This consultant determined, as had the earlier ones, that our cash compensation packages, inclusive of base salaries and annual bonuses, were below median for our peers in the market place and that a long term equity incentive program should be implemented. Watson Wyatt provides periodic reports to the Compensation Committee as well as to our Board. The Board and the Compensation Committee have had discussions regarding the consultant’s development of a framework for the long-term incentive program which would provide equity awards under the 2003 Plan to the Named Executive Officers and certain other officers based on the attainment of company and individual objectives over rolling three-year periods. Watson Wyatt was also engaged to develop a retention program for our senior managers. The Compensation Committee has decided to postpone further decisions regarding the long-term incentive and other potential retention programs until a complete financial review of the Company has been completed. In the past, when consultants have recommended longer-term programs, the Board has used the recommendations as a framework for making compensation incentive awards, but has not adopted a formal plan of any kind. Because of our need to remain flexible and entrepreneurial we would not expect to change this type of approach.
               In early 2009, we again decided not to award bonuses based on the financial performance in 2008. The 2009 MBOs will be determined after a complete financial review of the Company has been completed.
               We seek to attract and retain results-oriented, overachieving executives who can lead the company to sustained growth and profitability. Our overall compensation packages to our Named Executive Officers reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for new product development and earnings growth. At the same time, we provide benefits that provide security for the Named Executive Officers and their families.
               The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent. Specifically, the Compensation Committee’s objective is the establishment of executive compensation strategies that:
•	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives,

•	Provide equity-based compensation incentives to meld the financial interests of executive officers with those of shareholders and

•	Provide incentives that promote executive retention.
               Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management. From time to time the Compensation Committee retains outside advisors chosen by the Compensation Committee, and works with management and such advisors and receives and reviews their recommendations regarding executive compensation as it deems appropriate. However, the Compensation Committee often seeks the input of other Board members, including Dr. Kapoor, who has deep experience in ownership and management of pharmaceutical companies.
               The Compensation Committee annually sets Named Executive Officer base salaries, fixes annual incentive compensation pay for performance objectives, based on both individual and company goals, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate, and considers awards of long-term equity compensation. In the case of our former CEO, the Compensation Committee and the Board added specific long-term incentive compensation commitments and protections in the event of termination without cause and termination related to a change of control to his employment agreement.

               With respect to CEO and CFO compensation, we evaluate the compensation mix provided by our peers, as well as the other factors set forth in the Compensation Committee’s charter, although we are not contemplating any changes in the compensation of our current Interim CEO at this time. Because of our unique specialty pharmaceutical business plan and the lack of a single direct competitor across all market segments, it is difficult to formulate an appropriate peer group. Many companies included in any peer group will include companies both significantly larger and somewhat smaller than us. Nonetheless, in structuring the CEO’s compensation for 2007 and employment agreement, the Compensation Committee relied upon information regarding practices at the following companies: Abgenix, Adolor, Alpharma, APP Pharmaceuticals, Inc. (formerly American Pharmaceutical Partners), Bausch & Lomb, Conceptus, CV Therapeutics, Gene Logic, Hospira, I-Flow, ISTA Pharmaceuticals, KV Pharmaceutical Company, Meridian Bioscience, Neogen, Neurogen, Noven Pharmaceuticals, OraSure Technologies, Orchid Cellmark and Theragenics.
               In reviewing compensation practices with respect to compensation for the Named Executive Officers, with the assistance of the executive compensation consultant retained in 2008, the list of competitors was revised and updated to include firms such as Auxilium Pharmaceuticals Inc., Bradley Pharmaceuticals Inc., Caraco Pharmaceutical, Conceptus Inc., Medicines Co., Sciele Pharma, Inc. and ViroPharma Inc. Several of the companies identified in the 2007 study were also retained in the comparative pool.
               Components of Compensation. The following are the key components of compensation for our Named Executive Officers. Overall, these components are designed to provide the types of incentives to our employees required for an entrepreneurial growth company like us:
•	base salary,

•	performance-based annual bonus, which may be paid in cash, stock units, shares of stock or a combination of these,

•
periodic grants of long-term stock-based compensation, such as stock options, restricted stock units, performance shares and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements, and

•	benefits.
                        Base Salary. In setting the CEO and CFO’s base salaries, we attempt to be competitive based on analysis of peer group and other information. In 2005 we granted 5% increases in base salary to both the CEO and CFO, in 2006 we granted additional increases after review with an independent consultant, and in 2007, we granted further increases which we believed were competitive and appropriate. Our former CEO’s employment agreement required an increase from $400,000 to $440,000 if the company became profitable in 2006. Although we did not become profitable in 2006, based on the improvement in our business and various performance parameters, we granted that increase. In January 2009, our former CEO’s salary was increased to $477,000 and Mr. Whitnell’s was increased to $298,000.
               In setting the base salaries of our Named Executive Officers other than the CEO and CFO, we look primarily to research by our Vice President of Human Resources and, as discussed, our retained executive consultant. Part of the VPHR’s job, on a company-wide basis, is to evaluate compensation levels and composition and fashion competitive pay packages. He also works closely with the CEO in planning for acquisition and retention of employees. Based on his research and the recommendations of the CEO we fix these salaries at rates that we believe are generally competitive, but are not at the high-end of our competition.
               On the recommendation of our former CEO, we did not increase the salaries of any of our Named Executive Officers for 2008 due to our financial performance in 2007. In January 2009, although our financial performance in 2008 did not fully meet expectations, given the base salary freeze the year before, for retention purposes, we awarded base salary increases of 8.5% to each of the other Named Executive Officers.
               Annual Incentive Compensation.

               In 2006 and 2007 we structured specific annual incentive compensation pay based upon performance objectives for both our CEO and CFO. After the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to induce achievement of that plan and budget. We set objectives for our CEO and CFO that could have resulted in the CEO and CFO receiving bonuses of 75% and 45% of their respective base compensation if all objectives were fully achieved, with additional 25% and 15% opportunities for “stretch” bonuses, respectively. The CEO’s employment agreement provided for annual bonus opportunities equal to at least 75% of his base salary, with “stretch” bonus opportunities for an additional 25%. Also, in 2006 and 2007, we approved specific objectives and target percentages of compensation for the Named Executive Officers other than the CEO and CFO, based on the CEO’s recommendation and our review of the appropriate objectives for these individuals.
               Annual cash bonus incentive awards were earned in 2006 by Mr. Przybyl and Mr. Whitnell based on Executive Bonus Agreements dated April 27, 2006, between us and Mr. Przybyl and Mr. Whitnell, respectively. Mr. Przybyl received a bonus equal to $221,614, pursuant to his Executive Bonus Agreement. Mr. Whitnell received a bonus equal to $64,355, pursuant to his Executive Bonus Agreement. Mr. Przybyl and Mr. Whitnell were also awarded additional cash bonuses for reasons not reflected in their Executive Bonus Agreements, resulting from developments not contemplated or foreseen at the time those agreements were entered into. These discretionary bonuses were in the amounts of $33,386 to Mr. Przybyl and of $31,270 to Mr. Whitnell, in recognition of their contributions towards attainment of the following special achievements during 2006: (a) the significant number of strategic alliances formed by us, which far exceeded the number expected and proposed; (b) a substantial increase in our market capitalization; and (c) the conversion of our Series A Preferred Stock and Series B Preferred Stock into common stock.
               Pursuant to our 2007 annual MBO program for our former CEO, Mr. Przybyl was eligible to receive a one-time cash bonus equal to the sum of up to $330,000, which equals 75% of his annual base compensation, if he achieved all of the performance measurements described below. In addition, he was eligible to receive up to $110,000 (stretch bonus), which equals 25% of his annual base compensation, if all of the performance measurements were met and the EBITDA (earnings before interest, taxes, depreciation and amortization) measurement was overachieved by specified amounts. Mr. Przybyl’s performance measurements included achieving specific objectives for (i) sales, (ii) earnings per share, (iii) EBITDA, (iv) our first vaccine product, (v) Vancomycin oral capsule product, (vi) a completed specific type of capital offering, and (vii) resolution of the FDA warning letter with respect to our Decatur manufacturing facility.
               Pursuant to our 2007 annual MBO program for Mr. Whitnell, he was eligible to receive a one-time cash bonus equal to the sum of up to $123,750, which equals 45% of his annual base compensation, if he achieved all of the performance measurements. In addition, he was eligible to receive up to $41,250, which equals 15% of his annual base compensation, if all of the performance measurements were met and the EBITDA measurement was overachieved by specified amounts. Mr. Whitnell had the same sales, earnings for share, EBITDA and capital offering performance measurements as Mr. Przybyl, and (i) achievement of a specified gross margin (exclusive of vaccine), (ii) NASDAQ listing of our common stock, and (iii) material compliance with Section 404 of the Sarbanes-Oxley Act with no material weaknesses or significant deficiencies in our internal controls over financial reporting.
               For 2007, the objectives for Dr. Alam, and Messrs. Sabat and Silverberg all included the same sales, earnings per share and EBITDA performance measurements. However, the remainder of their measurements related more specifically to attainment of personal objectives. Dr. Alam’s included the company entering into new business development agreements and completing human clinical trials of two drugs; Mr. Sabat’s included entering into Group Purchasing Organization contracts for certain drugs, meeting a minimum vaccine sales target, and reducing days of inventory at wholesalers; and Mr. Silverberg’s included commercialization of one of our products, IC-Green, through our Decatur manufacturing facility, a successful drug master file for a particular product, and a successful initial exhibit batch for the first Serum drug product.
               However, with respect to awards of annual incentive compensation for 2006 and 2007, after the end of each of these years, we determined that the MBO formulas did not correctly reflect unanticipated events. With respect to 2007, on February 8, 2008, upon the recommendation of the former CEO, the Compensation Committee resolved not to pay any cash bonuses to our Named Executive Officers due to our financial performance in 2007. With respect to 2005 and 2006, the awards for partial achievement of the indicated performance measurements were not sufficient to recognize unanticipated achievements that provided tangible benefits to us during the year in question and we amplified the otherwise required awards.
               Objectives for 2008 for the Named Executive Officers were developed in a manner consistent with the structured approach employed in 2006 and 2007. Mr. Przybyl’s objectives included specific targets for sales, EBIT and EBITDA, the launch of a new product, oral Vancomycin capsules, and the achievement of certain revenue targets for the product, the launch of our first NDA product, AktenTM, and the achievement of certain revenue targets for the product, the purchase of our radiation antidote product, DTPA, by various federal agencies at certain revenue levels and the raising of capital or debt to ensure adequate cash reserves for the company. His potential bonus payout as a percentage of base salary remained unchanged from the previous year.
               Mr. Whitnell’s 2008 objectives included the same revenue, EBIT and EBITDA targets as Mr. Przybyl’s objectives. In addition his bonus was predicated on the company’s achievement of a base business gross margin target, the establishment of a new commercial banking relationship, continued compliance with SOX 404 with no material control weaknesses or significant deficiencies and the raising of capital or debt to ensure adequate cash reserves for the company. His potential bonus payout as a percentage of base salary remained unchanged from the previous year.
               Likewise, objectives were established for the remaining Named Executive Officers. Each officer was assigned the same revenue, EBIT and EBITDA targets as the CEO and CFO. In addition, Dr. Alam was tasked with completing new business development agreements with specified global partners, completing certain clinical trials for new products in development, coordinating the launch of oral Vancomycin capsules and AktenTM and achieving specified revenue levels for our contract manufacturing business.
               Mr. Silverberg was tasked with assisting a major global partner in achieving FDA PAI/cGMP compliance with regard to certain high potential products in development, obtaining regulatory approval for a new products and enabling their market launches, achieving full commissioning for parts of our lyophilization system at our Decatur plant and successfully passing any and all FDA on-site inspections at our two manufacturing sites.
               Mr. Sabat was tasked with overseeing the successful launch and achievement of specified revenue levels for oral Vancomycin, the sale of a specified number of doses of our multi-dose TD vaccine, the purchase of our radiation antidote product, DTPA, by various federal agencies at certain revenue levels and the reduction of wholesaler inventories to specified levels.
               In November, 2008, upon FDA approval of our first-ever NDA product, AktenTM, at the recommendation of the former CEO, Dr. Alam, who had been instrumental in the development and regulatory approval of the product, was granted a discretionary award of $50,000 and 50,000 non-qualified stock options. In early 2009, after it reviewed our overall performance the previous year, and because insufficient progress had been made in achieving the overall revenue, EBIT and EBITDA goals and the other objectives of the Named Executive Officers, the Compensation Committee determined that bonuses would not be paid for 2008.
                              Long-Term Incentive Compensation. As a company focused on growth we believe it is essential to provide our Named Executive Officers with significant long-term incentive compensation that aligns their interests with those of our shareholders. This is especially important because we do not provide any significant retirement benefits to our Named Executive Officers. Therefore, for their future financial well-being, they are expected to look to our long-term success, and this is beneficial for our shareholders.
               In 2006, we structured specific arrangements in our former CEO’s employment agreement calling for equity compensation designed to provide the CEO with opportunities for equity ownership of up to 2.5% of our outstanding stock, which is an objective in line with the equity ownership of CEOs in our peer group. Such a significant equity ownership potential gave the CEO an incentive to increase the value of our stock. We have provided similar, but lesser equity compensation awards, to the CFO in recognition of his efforts on behalf of the company and to provide appropriate incentives to him as well. Other Named Executive Officers receive equity compensation based primarily on recommendations by the CEO. On January 1, 2007 we awarded stock options to our former CEO as required by his employment agreement, and to each of the other Named Executive Officers.

               In 2008 we retained the consulting firm of Watson Wyatt to advise us regarding appropriate long-term compensation planning for our Named Executive Officers and we anticipate that we will continue to work with that firm to develop a more formal program for their long-term compensation. That firm was one of three identified by management for review by the Compensation Committee and management, and ultimate selection by the Compensation Committee. As noted, the Board is considering adopting a long-term incentive program in 2009 for the Named Executive Officers.
                              Benefits.
                              Post-Termination Payments. Our employment agreement with our former CEO, Mr. Przybyl, provided for post-termination benefits under the circumstances specified therein These included, in the event of termination without cause or certain terminations by the CEO for “good reason,” accelerated vesting of equity compensation awards, and multiples of base salary and past bonus compensation. These are increased in the event such a termination occurs after a change in control. See “Former Chief Executive Officer,” below.
                              Company-Wide Benefits. Executive officers receive other standard benefits, including medical, disability and life insurance and, in certain instances, a car allowance. All employees who have attained the age of 21 are eligible for participation in our 401(k) Plan. The company’s matching contribution is a percentage of the amount contributed by each employee and is funded on a current basis.
                              ESPP. The Akorn, Inc. Employee Stock Purchase Plan permits eligible employees to acquire shares of our common stock through payroll deductions not exceeding 15% of base wages, at a 15% discount from market price.
                              Perquisites. We provide limited perquisites to our Named Executive Officers in amounts we believe are appropriate. Our former CEO was provided with certain of his perquisites under the terms of his employment agreement. See “Summary Compensation Table,” and “Former Chief Executive Officer,” below.
               Other Considerations.
                              Tax Considerations. It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation (except certain equity incentives) paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code. We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.
                              Accounting Treatment Considerations. We are especially attuned to the impact of FAS 123R with respect to the grant and vesting of equity compensation awards. Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years. This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.
               Timing of Equity Grants and Equity Grant Practices. The Compensation Committee makes grants of equity compensation to all of the Named Executive Officers and any other executives that are required to file reports under Section 16 of the Exchange Act. However, with regard to other equity compensation awards, it has delegated authority to the Vice President, Human Resources, with the understanding that he will consult and be directed by the CEO with respect to such grants. All awards are made based on the closing price of our stock on the date of the award.
               The timing of certain awards to the former CEO were specifically outlined in his employment agreement. Otherwise, generally, awards are made in the first quarter of each year to our Named Executive Officers as well as other employees based upon the recommendations of the CEO in consultation with the Vice President, Human Resources. In addition, awards are made to new employees at the time of their joining the company, and to employees who are promoted during the year. The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements.
Compensation Committee Report
               The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities Section 18 of the Exchange Act, except to the extent that Akorn specifically incorporates by reference all or part of a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
               The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2008. Based on its review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in Akorn, Inc.’s Amendment No. 1 on Form 10-K/A for the year ended December 31, 2008.
This report is submitted by the Compensation Committee, consisting of:
Ronald M. Johnson, Chair
Jerry I. Treppel
Jerry N. Ellis
Executive Compensation Tables
               The following table includes information concerning compensation paid to or earned by Akorn’s Named Executive Officers for the years ended December 31, 2008, 2007 and 2006.

SUMMARY COMPENSATION TABLE
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and principal position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	Total ($)
(a)	(b)	(c)	(d) (1)	(e) (2)	(f) (3)	(g)	(h)	(i) (4)	(j)

Current Executive Officers
John R. Sabat,	2008	213,675	-0-	-0-	41,084			19,970	274,729
Senior Vice President, Sales,	2007	213,675	-0-	-0-	44,935			23,093	281,703
Marketing & National Accounts	2006	192.471	81,939	13,500	18,734			25,967	332,611

Mark M. Silverberg, Senior Vice	2008	236,500	-0-	-0-	58,173			24,274	318,947
President, Global Quality Assurance	2007	236,500	-0-	-0-	68,717			26,039	331,256
& Regulatory Compliance	2006	201,096	32,250	-0-	54,697			25,805	313,848

Former Executive Officers
Arthur S. Przybyl	2008	440,000	-0-	315,625	494,800			68,005	1,318,430
Chief Executive Officer and	2007	440,000	-0-	420,833	739,676			41,259	1,641,768
President	2006	400,000	255,000	458,958	421,306			71,140	1,606,404

Jeffrey A. Whitnell,	2008	275,000	-0-	126,250	164,893			151,720	717,863
Senior Vice President, Finance	2007	275,000	-0-	168,333	259,247			26,496	729,076
and Chief Financial Officer	2006	250,000	95,625	182,583	184,807			33,277	746,292

SUMMARY COMPENSATION TABLE
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and principal position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	Total ($)
(a)	(b)	(c)	(d) (1)	(e) (2)	(f) (3)	(g)	(h)	(i) (4)	(j)

Abu S. Alam, Ph.D.,	2008	213,675	50,000	-0-	42,670			22,325	328,670
Senior Vice President,	2007	213,675	-0-	-0-	45,350			22,225	281,250
New Business Development	2006	192,471	49,534	13,500	17,555			40,285	313,345

(1)
The amounts shown in this column are the annual cash bonus incentive awards earned in the applicable year and paid to the Named Executive Officers in the following year. No cash bonuses were earned in 2007 or 2008, except for Dr. Alam’s bonus related to the FDA approval of AktenTM. The annual cash bonus incentive awards earned in 2006 by Mr. Przybyl and Mr. Whitnell were based on Executive Bonus Agreements dated April 27, 2006, between us and Mr. Przybyl and Mr. Whitnell, respectively. Mr. Przybyl received a bonus equal to $221,614, pursuant to his Executive Bonus Agreement. Mr. Whitnell received a bonus equal to $64,355, pursuant to his Executive Bonus Agreement. Mr. Przybyl and Mr. Whitnell were also awarded additional cash bonuses for reasons not reflected in their Executive Bonus Agreements, resulting from developments not contemplated or foreseen at the time those agreements were entered into. These discretionary bonuses were in the amounts of $33,386 to Mr. Przybyl and of $31,270 to Mr. Whitnell, in recognition of their contributions towards attainment of the following special achievements during 2006: (a) the significant number of strategic alliances formed by us, which far exceeded the number expected and proposed; (b) a substantial increase in our market capitalization; and (c) the conversion of our Series A Preferred and Series B Preferred Stock into common stock.

(2)
This column shows the amount we have expensed during the applicable year under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”) for all outstanding restricted stock awards. These amounts were determined by multiplying the number of restricted shares granted by the closing price of our common stock on the date of grant, allocated over the vesting period of the award. They include awards granted in prior fiscal years vesting in the stated fiscal year. Additional information regarding these awards is included in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(3)
This column shows the amount we have expensed under FAS 123R during the applicable year, excluding an estimate of forfeitures related to service-based vesting conditions, for all outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in the applicable year. These amounts were determined as of the options’ grant dates using a Black-Scholes option valuation model. The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2008.

(4)
The amounts reported in this column represent the dollar amount for each Named Executive Officer for perquisites and other personal benefits, tax reimbursements, our matching contributions to the Akorn 401(k) savings plan, insurance premiums, and other benefits as follows:

								Group
								Term
			Financial		Disability	Tax		Life	Health
		Car	Planning	Spouse	Insurance	Gross-	401(k)	Insurance	Insurance	All
		Allowance	Services	Travel	Premium	Up	Match	Premium	Premium	Other	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k) (1)	(l)

	2008	10,000	-0-	26,682	1,760	17,730	7,750	756	2,652	675	68,005
Arthur S. Przybyl	2007	10,000	-0-	10,618	1,760	7,716	7,750	756	2,199	460	41,259
	2006	10,000	6,750	22,599	1,760	19,392	7,500	540	2,149	450	71,140

	2008	6,000	-0-	6,613	1,804	51,380	7,750	756	2,989	74,428	151,720
Jeffrey A. Whitnell	2007	6,000	-0-	3,841	1,804	3,519	7,750	756	2,366	460	26,496
	2006	6,000	6,750	1,524	1,804	6,282	7,490	828	2,149	450	33,277

	2008	6,000	-0-	663	1,990	1,522	7,750	756	2,989	655	22,325
Abu S. Alam	2007	6,000	-0-	701	1,990	1,545	7,750	756	2,366	1,117	22,225
	2006	6,000	6,750	5,146	1,990	7,968	7,439	2,376	2,149	467	40,285

	2008	6,000	-0-	-0-	1,992	1,176	5,178	756	2,989	1,879	19,970
John R. Sabat	2007	6,000	-0-	1,229	1,992	1,902	5,170	756	2,366	3,678	23,093
	2006	6,000	-0-	3,362	1,992	3,430	5,032	1,548	2,149	2,454	25,967

	2008	6,000	-0-	-0-	1,399	803	7,095	756	2,989	5,232	24,274
Mark M. Silverberg	2007	6,000	-0-	693	1,399	1,201	7,750	756	2,366	5,874	26,039
	2006	6,000	-0-	2,568	1,399	2,277	7,214	828	2,149	3,370	25,805

(1)
This column represents reimbursed relocation expenses for Mr. Whitnell, annual health club dues for Messrs. Przybyl and Whitnell, and the discount from market value on shares purchased through the Employee Stock Purchase Plan for Messrs. Alam, Sabat and Silverberg.

2008 Grants of Plan-Based Awards
The following table provides additional information about stock and option awards granted to our Named Executive Officers during the year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS
								All Other	All Other
								Stock	Option	Exercise
								Awards:	Awards:	or Base	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Number of	Price of	Fair Value
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Shares	Securities	Option	of Stock
	Grant							of Stocks	Underlying	Awards	and Option
Name	Date								Options (1)	(2)	Awards($)
(a)	(b)							(i)	(j)	($/Sh)	(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	($)	($)	($)
		(c)	(d)	(e)	(f)	(g)	(h)

Arthur S. Przybyl

Jeffrey A. Whitnell

Abu S. Alam	11/19/08								50,000	1.55	41,345

John Sabat

Mark M. Silverberg

(1)
On November 19, 2008, Dr. Alam was granted options to acquire shares of our common stock. The options vest over a three year period at a rate of 1/3 per year beginning on the anniversary of the grant date. The FAS 123R valuation of this stock option grant is $0.83 per share. See “Outstanding Equity Awards at Fiscal Year-End” for more information on vesting schedules of outstanding options.

(2)	The per-share exercise or base price of the options granted in the fiscal year is based on the closing price of our common stock on the grant date of each respective option.

(3)
The grant date fair value of the option awards granted on November 19, 2008 is based on the closing price of our common stock on that date, or $1.55 per share. The grant date fair value of the stock option awards was determined using a Black-Scholes option valuation model. The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2008.

Former Executive Officers
               Former Chief Executive Officer
               On April 24, 2006, we entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Arthur Przybyl, then our President and Chief Executive Officer. The Employment Agreement had an initial term of three years, but was terminable earlier by either party. Under that agreement, Mr. Przybyl’s base salary for 2006 was $400,000. The Board increased his salary to $440,000 for 2007 and 2008, and to $477,000 by January of 2009. Mr. Przybyl was also eligible to receive annual bonuses, payable at the discretion of the Board, upon recommendation of the Compensation Committee. As explained in “Annual Incentive Compensation” above, Mr. Przybyl received $255,000 in bonus for 2006, but none for 2007 or 2008. He also received health, insurance and retirement benefits generally available to our executives and certain perquisites, including a vehicle allowance of $10,000 per year.
               In addition, as required by his Employment Agreement, Mr. Przybyl received: (i) 250,000 restricted shares of our common stock on April 20, 2006, (ii) options to purchase 500,000 shares of our common stock on April 20, 2006 and (iii) options to purchase another 400,000 such shares on January 1, 2007. Both the restricted shares and the options were subject to vesting schedules (50% of the restricted shares on the first anniversary of their issuance, with an additional 25% scheduled for vesting on the second and third anniversaries, and, in the case of the options, 25% when the options were granted, with an additional 25% scheduled to vest on first, second and third anniversaries of the grant dates).
               Under his Employment Agreement, Mr. Przybyl’s employment was terminable by us for “Good Cause” (as defined in the agreement) or “Without Cause,” by Mr. Przybyl for “Good Reason” (also defined in the agreement) or otherwise, voluntarily, even without Good Reason, including by either party if the agreement was not renewed after expiration of the initial three-year term or any extension term. It provided that, in connection with any type of employment termination, Mr. Przybyl would receive what the agreement referred to as the “Standard Entitlements”, they being base salary pro rated through the date of termination and any benefits and expense reimbursements to which he was entitled through that date, less all applicable withholdings and deductions. The agreement and related stock agreements also addressed accelerated vesting of any unvested portion of the restricted shares and stock options described above.
               In addition, the Employment Agreement provided that, if we terminated Mr. Przybyl Without Cause, he departed for Good Reason or either party notified the other of non-renewal effective at the end of the initial or any extension term of the agreement, Mr. Przybyl was entitled to the Standard Entitlements plus Severance Payments. Severance Payments would have consisted of: (i) 18 months of base salary payable, in the discretion of the Board, in a lump sum or over time in accordance with our regular payroll cycle, (ii) bonus equal to (a) 1.5 times the last annual bonus Mr. Przybyl had received if the termination occurred during 2006 or (b) 1.5 times the average of the last two annual bonuses Mr. Przybyl received if the termination occurred after 2006 and (iii) accelerated vesting of unvested equity awards that would otherwise have vested during the 18-month period after termination. The Severance Payments were conditioned on Mr. Przybyl’s complying with all surviving provisions of the Employment Agreement, his executing a full general release and his serving as a consultant, for us, for up to 30 days at his then-current base salary if the Board so requested. The Employment Agreement also prescribed additional severance payments in the event of certain terminations following a change of control of Akorn and contained confidentiality, non-competition, non-solicitation and mandatory arbitration provisions. Also, in connection with his serving as our CEO, we provided Mr. Przybyl with supplemental indemnity assurances respecting any claims associated with his executing, filing or submitting certifications of SEC reports for periods preceding his direct supervision of financial and accounting matters.
               Mr. Przybyl ceased performing duties as our President and Chief Executive Officer on January 29, 2009 after, that same day, a meeting of our Board and then a meeting among two directors and Mr. Przybyl. As explained in our Current Report on Form 8-K filed with the SEC on February 3, 2009, we originally anticipated that we would be making the Severance Payments to Mr. Przybyl, in addition to paying him the Standard Entitlements. We believe Severance Payments would have been $715,500 for the salary component (see (i) in the previous paragraph) and $0 as the bonus component (see (ii)(b) in that paragraph and because the Board awarded no bonuses for 2007 and 2008). However, after January 29, 2009, the Board concluded that the company had grounds to terminate Mr. Przybyl for Good Cause.
               Mr. Przybyl’s restricted stock, and his options granted April 20, 2006 and January 1, 2007, vested fully irrespective of the character or circumstances of his employment termination, and those options expired three months following his employment termination.
               Former Chief Financial Officer
               On June 8, 2009, Jeffrey A. Whitnell ceased serving as our Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary effective immediately and agreed to terminate his employment with us effective June 12, 2009. We agreed to pay Mr. Whitnell his then current salary for 6 months, which equals $149,187.48, prior to tax withholdings. In addition, we agreed to allow Mr. Whitnell to continue coverage under the Company medical benefits plan, at the current employee premium rate, for a period of seven months.

Outstanding Equity Awards at 2008 Year-End
The following table provides a summary of equity awards outstanding at December 31, 2008, for each of our Named Executive Officers.

			OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
			OPTION AWARDS (1)				STOCK AWARDS (7)
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
								Market	Awards:	Market or
				Equity Incentive				Value of	Number of	Payout
				Plan Awards:				Shares or	Unearned	Value of
	Number of		Number of	Number of			Number of	Units of	Shares,	Unearned
	Securities		Securities	Securities			Shares or	Stock	Units or	Shares,
	Underlying		Underlying	Underlying	Option		Units of	That	Other	Units or
	Unexercised		Unexercised	Unexercised	Exercise	Option	Stock That	Have Not	Rights That	Other Rights
	Options		Options	Unearned	Price	Expiration	Have Not	Vested	Have Not	That Have
Name	Exercisable		Unexercisable	Options	($)	Date	Vested	($)	Vested	Not Vested
(a)	(b)		(c)	(d)	(e)	(f) (9)	(g)	(h)	(i)	(j)
Arthur S. Przybyl	375,000	(2)	125,000		5.05	4/20/2011
	200,000	(3)	200,000		6.25	1/1/2012
							62,500 (8)	143,750

Jeffrey A. Whitnell	100,000		-0-		3.45	6/17/2009
	15,000		-0-		3.99	11/15/2009
	125,250	(2)	41,750		5.05	4/20/2011
	66,500	(3)	66,500		6.25	1/1/2012
							25,000 (8)	57,500
Abu S. Alam	40,000		-0-		3.45	4/19/2009
	10,000		-0-		3.80	10/18/2009
	16,666	(4)	33,334		6.25	1/1/2012
	-0-	(6)	50,000		1.55	11/19/2013
John R. Sabat	40,000		-0-		3.45	4/19/2009
	10,000		-0-		3.10	10/4/2009
	16,666	(4)	33,334		6.25	1/1/2012
Mark M. Silverberg	75,000		-0-		2.60	4/25/2010
	26,250	(5)	8,750		4.11	5/22/2011
	16,666	(4)	33,334		6.25	1/1/2012

Note: Corresponding footnotes on following page.

(1) Outstanding stock options at December 31, 2008, become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting

(2) 4/20/2006	1/4 per year beginning on the date of the grant

(3) 1/1/2007	1/4 per year beginning on the date of the grant

(4) 1/1/2007	1/3 per year beginning on the anniversary of the grant

(5) 5/22/2006	1/4 per year beginning on the date of the grant

(6) 11/19/2008	1/3 per year beginning on the anniversary of the grant
See “2008 Grants of Plan-Based Awards” for more information on outstanding stock options.

(7) Outstanding restricted stock awards become vested in accordance with the schedule below:

Grant Date	Vesting

(8) 4/20/2006	1/2 on the first anniversary of the grant

1/4 on the second anniversary of the grant

1/4 on the third anniversary of the grant
(9) If not terminated earlier in accordance with the controlling agreements.
Market value of all restricted stock awards not yet vested was computed by multiplying $2.30, the closing market price of our common stock on the NASDAQ Stock Market at December 31, 2008, by the number of shares issuable upon full vesting. See “2008 Grants of Plan-Based Awards” for more information on outstanding restricted stock awards.

2008 Option Exercises and Stock Vested Table
               The following table provides additional information about the value realized by our Named Executive Officers on option award exercises and stock awards vesting during the year ended December 31, 2008.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS

Number of
	Number of		Shares
	Shares	Value	Acquired	Number of
	Acquired	Realized	on	Shares Withheld	Value Realized on
	on Exercise	on	Vesting	to Cover Tax	Vesting
Name	(#)	Exercise ($)	(#)	Liability	($)
(a)	(b)	(c)	(d)	(e)	(f) (1)

Arthur S. Przybyl	750,000	325,010	62,500	21,531	314,375
Jeffrey A. Whitnell	-0-	-0-	25,000	10,000	125,750
Abu S. Alam	-0-	-0-	-0-	-0-	-0-
John R. Sabat	-0-	-0-	-0-	-0-	-0-
Mark M. Silverberg	-0-	-0-	-0-	-0-	-0-

(1)	These values are based on the closing price of our common stock on the vesting date April, 20, 2008, or $5.03 per share.
Director Compensation
               Director compensation is set by the Compensation Committee in coordination with management and submitted to the Board for approval. In 2007, the Compensation Committee reviewed director compensation of a peer group consisting of Abraxis Bioscience, Adolor Corp, Alpharma, Bausch and Lomb, Conceptus, CV Therapeutics, Gene Logic, Hospira, I Flow, ISTA Pharmaceuticals, KV Pharmaceutical, Meridian Bioscience, Neogen, Neopharm, Neurogen, Noven Pharmaceutical, Option Care, Orasure Technologies, Orchid Cellmark, Sciele Pharma, and Theragenics. This peer group was developed by Equilar, Inc., a company on contract with the company to provide compensation information. The peer group information showed the median total annual compensation for peer group directors to be $115,819. Based upon this data, the Compensation Committee recommended and the Board approved total annual compensation for our non-management directors of $90,000, (dependent on stock price in large part). As a result, certain changes were made to the compensation of our non-management directors reflected in their 2008 compensation as described below.
               Each director other than our former CEO and Chairman receives a fee for his services as a director of $1,500 per regular meeting of the Board attended in person, $500 per telephone meeting attended and $500 per committee meeting attended, plus reimbursement of expenses related to thereto. Each of our non-management directors also receives an annual retainer in the amount of $20,000. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also receive annual compensation of an additional $5,000. The Chairman of the Board receives $50,000 per year for his services.
               Messrs. Johnson, Treppel and Ellis were granted options to acquire 20,000 shares of our common stock on January 1, 2007 under the 2003 Plan, in recognition of their service in 2006, with 2/3 of such options vesting immediately and the remainder vesting on January 1, 2008. Also, on January 1, 2007, these same directors were granted options to acquire 30,000 shares of our common stock with 1/3 of the options vesting at issuance and 1/3 vesting each year after issuance. On May 24, 2007, upon election to the Board, Dr. Kapre and Mr. Wall were each granted options to acquire 20,000 shares of our common stock vesting immediately at issuance. Options granted under the 2003 Plan expire five years from the date of grant. Also, on January 1, 2008, each of our independent directors and Dr. Kapre were granted 10,000 restricted stock awards with 1/4 of the awards vesting at issuance and 1/4 vesting each year after issuance.

               In connection with their serving as our directors, we have provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.

2008 DIRECTOR COMPENSATION
					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b) (1)	(c) (2)	(d) (3)	(e)	(f)	(g)	(j)
Dr. John N. Kapoor	50,000	-0-	-0-				50,000
Ronald M. Johnson	37,000	36,700	24,695				98,395
Jerry I. Treppel	38,500	36,700	24,695				99,895
Jerry N. Ellis	38,500	36,700	24,695				99,895
Dr. Subhash V. Kapre	23,500	36,700	-0-				60,200
Randall J. Wall	34,000	36,700	-0-				70,700

(1)	The dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)
This column shows the amount we expensed during the applicable year under FAS 123R for all outstanding restricted stock awards. These amounts were determined by multiplying the number of restricted shares granted by the closing price of our common stock on the date of grant, allocated over the vesting period of the award.

(3)
This column shows the amount we expensed under FAS 123R during the applicable year, excluding an estimate of forfeitures related to service-based vesting conditions, for all outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in the applicable year. These amounts were determined as of the options’ grant dates using a Black-Scholes option valuation model. The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2008. The grant date fair value of the options awarded to Messrs. Johnson, Treppel and Ellis in 2007 under FAS 123R was $123,250 and the grant date fair value of the options awarded to Dr. Kapre and Mr. Wall was $54,308. As of December 31, 2008, each director had the following number of options outstanding: Dr. Kapoor (0), Mr. Johnson (80,000), Mr. Treppel (70,000), Mr. Ellis (70,000), Dr. Kapre (20,000) and Mr. Wall (20,000).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
               Ronald M. Johnson, Chair, Jerry I. Treppel and Jerry N. Ellis who currently comprise the Compensation Committee, are each independent, non-employee directors of Akorn. No executive officer (current or former) of Akorn served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2008.

PERFORMANCE GRAPH
The following Stock Performance Graph and related information shall not be deemed “soliciting material” or “filed” with the Securities and Exchange Commission, nor should such information be incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference in such filing.
Our common stock was traded on NASDAQ until June 24, 2002. From June 25, 2002 until May 2, 2004 it was traded on the Pink Sheets. From May 3, 2004 until November 23, 2004 our stock was traded on the OTC Bulletin Board under the stock symbol “AKRN.OB.” From November 24, 2004 until February 6, 2007, our common stock was listed for trading on the American Stock Exchange under the symbol “AKN.” On February 7, 2007 our common stock was listed on the NASDAQ Global Market under the symbol “AKRX”.
The graph below compares the cumulative shareholder return on our common stock with the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index over the last five years through December 31, 2008. The graph assumes $100 was invested in our common stock, and also the two indices presented, at the end of December 2003 and that all dividends were reinvested during the subsequent five-year period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AKORN, INC., THE NASDAQ STOCK MARKET INDEX,
AND THE NASDAQ HEALTH SERVICES INDEX

Total Return Chart	2003	2004	2005	2006	2007	2008

NASDAQ Stock Market (U.S.) Index	100	109	111	122	132	64
NASDAQ Health Services Index	100	126	173	172	225	165
Akorn, Inc. (AKRX)	100	192	228	313	367	115

ANNUAL REPORT
               WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF JUNE 15, 2009. REQUESTS SHOULD BE MADE TO AKORN, INC., ATTENTION: INVESTOR RELATIONS, 1925 WEST FIELD COURT, SUITE 300, LAKE FOREST, ILLINOIS 60045.
HOUSEHOLDING OF PROXY MATERIALS
               The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
               This year, brokers with account holders who are Akorn shareholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, IL 60045 or call 847.279.6156. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
               As of the date of this proxy statement, management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.
By Order of the Board of Directors
/s/ Joseph Bonaccorsi
Joseph Bonaccorsi
Secretary
Lake Forest, Illinois
July 24, 2009

Appendix A
AMENDED AND RESTATED
AKORN, INC. 2003 STOCK OPTION PLAN
(Amended Effective September 1, 2009)

i

2.42	Unrestricted Stock	A-5

ARTICLE 3 PLAN ADMINISTRATION		A-5
3.1	Procedure	A-5
3.2	Powers of the Administrator	A-6
3.3	Effect of Administrator’s Decision	A-7

ARTICLE 4 STOCK SUBJECT TO THE PLAN		A-7
4.1	Stock Subject to the Plan	A-7
4.2	Lapsed Awards	A-8
4.3	Adjustments for Changes in Capitalization and Similar Events	A-8
4.4	Substitute Awards	A-9

ARTICLE 5 PARTICIPATION		A-9
5.1	Eligibility	A-9
5.2	Termination of Participation	A-9

ARTICLE 6 STOCK OPTIONS		A-9
6.1	Option Grant	A-9
6.2	Exercise Price	A-10
6.3	Waiting Period and Exercise Dates	A-10
6.4	Exercise of Option.	A-11
6.5	Form of Consideration	A-12
6.6	Promissory Note	A-12

ARTICLE 7 RESTRICTED STOCK		A-13
7.1	Grant of Restricted Stock	A-13
7.2	Restricted Stock Agreement	A-13
7.3	Transferability	A-13
7.4	Other Restrictions	A-13
7.5	Removal of Restrictions	A-13
7.6	Voting Rights	A-13
7.7	Dividends and Other Distributions	A-13
7.8	Return of Restricted Stock to Corporation	A-14

ARTICLE 8 UNRESTRICTED STOCK		A-14

ARTICLE 9 STOCK APPRECIATION RIGHTS		A-14
9.1	Grant of SARs	A-14
9.2	Number of Shares	A-14
9.3	Exercise Price and Other Terms	A-14
9.4	SAR Agreement	A-14
9.5	Expiration of SARs	A-14
9.6	Payment of SAR Amount	A-14
9.7	Buyout Provisions	A-14

ARTICLE 10 PERFORMANCE UNITS AND PERFORMANCE SHARES		A-15
10.1	Grant of Performance Units/Shares	A-15
10.2	Value of Performance Units/Shares	A-15
10.3	Performance Objectives and Other Terms	A-15

ii

10.4	Earning of Performance Units/Shares	A-15
10.5	Form and Timing for Payment of Performance Units/Shares	A-15
10.6	Cancellation of Performance Units/Shares	A-15

ARTICLE 11 RESTRICTED STOCK UNITS		A-15

ARTICLE 12 OTHER STOCK BASED AWARDS		A-16

ARTICLE 13 DISSOLUTION OR LIQUIDATION; OR CHANGE IN CONTROL		A-16
13.1	Dissolution or Liquidation	A-16
13.2	Change in Control	A-16

ARTICLE 14 MISCELLANEOUS PROVISIONS		A-18
14.1	No Uniform Rights to Awards	A-18
14.2	Share Certificates	A-18
14.3	No Rights as a Service Provider	A-18
14.4	No Rights as Shareholder	A-18
14.5	No Trust or Fund Created	A-18
14.6	No Fractional Shares	A-19
14.7	Requirement of Consent and Notification of Election Under Code § 83(b) or Similar Provision	A-19
14.8	Requirement of Notification Upon Disqualifying Disposition Under Code § 421(b)	A-19
14.9	Leaves of Absence	A-19
14.10	Notices	A-19
14.11	Non-Transferability of Awards	A-19
14.12	Date of Grant	A-20
14.13	Amendment and Termination of Plan	A-20
14.14	Conditions Upon Issuance of Shares	A-20
14.15	Severability	A-20
14.16	Inability to Obtain Authority	A-20
14.17	Shareholder Approval	A-21
14.18	Governing Law	A-21

iii

AMENDED AND RESTATED
AKORN, INC. 2003 STOCK OPTION PLAN
ARTICLE 1
PURPOSE OF THE PLAN
          The purpose of this Amended and Restated Akorn, Inc. 2003 Stock Option Plan is to promote the interests of Akorn, Inc. and its shareholders by: (i) attracting and retaining exceptional Directors, Employees and Consultants (including prospective Directors, Employees and Consultants) of the Corporation, and (ii) enabling such individuals to participate in the long-term growth and financial success of the Corporation.
          Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards, and Other Stock Based Awards.
ARTICLE 2
DEFINITIONS
          2.1      “Administrator” means the Board, the Committee, or any Officer or Employee of the Corporation to whom the Board or the Committee has delegated authority to administer the Plan.
          2.2      “Affiliate” means a “parent” or “subsidiary” corporation as defined in Code §§ 424(e) and (f), or that the Board has designated as participating in the Plan.
          2.3      “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          2.4      “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards or Other Stock Based Awards.
          2.5      “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
          2.6      “Awarded Stock” means the Common Stock subject to an Award.
          2.7      “Beneficially Owned” and “Beneficial Ownership” means as set forth in Rule 13d-3 of the Exchange Act, provided that the exercise of voting rights by a nominee or proxy holder of the Board in connection with a meeting or proposed action by shareholders of the Corporation shall not be deemed to constitute such ownership and any ownership or voting power of the trustee under an employee benefit plan of the Corporation shall not be deemed to constitute such ownership.

          2.8      “Board” means the Board of Directors of the Corporation.
          2.9      “Change in Control” means, unless otherwise defined under Code § 409A and reflected in the Award Agreement, the occurrence of any of the following events:
           (a)      the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other entity such that after the transaction more than 50% of the outstanding “Voting Securities” (defined as securities the holders of which are entitled to vote for the election of Directors) of the surviving entity would be Beneficially Owned by “Persons” (as such term is used in §§ 13(d) and 14(d) of the Exchange Act) who did not Beneficially Own “Voting Securities” of the Corporation prior to the transaction;
           (b)      Directors who were members of the Board immediately prior to a meeting of the shareholders of the Corporation which meeting involves a contest for the election of at least one directorship, do not constitute at least a majority of the Directors following such meeting or election;
           (c)      an acquisition, directly or indirectly, of more than 50% of the outstanding shares of any class of “Voting Securities” of the Corporation by any “Person;”
           (d)      the shareholders of the Corporation approve a sale of all or substantially all of the assets of the Corporation or the liquidation of the Corporation; OR
           (e)      there is a change, during any period of two consecutive years or less of a majority of the Board as constituted as of the beginning of such period, unless the election of each Director who is not a Director at the beginning of such period was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the beginning of the period.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event the Corporation forms a holding company as a result of which the holders of the Corporation’s “Voting Securities” immediately prior to the transaction, hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the “Voting Securities” of a holding company owning all of the Corporation’s “Voting Securities” after the completion of the transaction.
          2.10      “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
          2.11      “Committee” means a committee of Directors or other individuals satisfying Applicable Laws and appointed by the Board in accordance with Article 3 of the Plan. If the Committee is comprised of two Directors, both Directors shall be “non-employee directors” as that term is defined in Rule 16b-3.
          2.12      “Common Stock” means the Common Stock of the Corporation, or in the case of Awards not based on Shares, the cash equivalent thereof.
          2.13      “Consultant” means any person, including an advisor, engaged by the Corporation or an Affiliate to render services to such entity.

          2.14      “Corporation” means Akorn, Inc., a Louisiana corporation.
          2.15      “Director” means a member of the Board.
          2.16      “Disability” means, unless otherwise defined under Code § 409A and reflected in the Award Agreement, total and permanent disability as defined in Code § 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
          2.17      “Effective Date” means, as amended and restated, as of April 1, 2005, provided that the Plan as amended and restated is approved by the shareholders of the Corporation on or within 12 months of such date. The Plan was originally made effective as of November 6, 2003.
          2.18      “Employee” means any person, including Officers and Directors, employed by the Corporation or an Affiliate. Neither service as a Director nor payment of a director’s fee by the Corporation will be sufficient to constitute “employment” by the Corporation.
          2.19      “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          2.20      “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash; or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.
          2.21      “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
           (a)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market of the NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
           (b)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
           (c)      In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

          2.22      “Fiscal Year” means the fiscal year of the Corporation.
          2.23      “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code § 422 and the Treasury regulations promulgated thereunder.
          2.24      “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
          2.25      “Officer” means a person who is an officer of the Corporation within the meaning of § 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          2.26 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option or both, as the context requires.
          2.27      “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Article 12.
          2.28      “Outside Director” means a Director who either: (i) is not a current Employee of the Corporation or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Code § 162(m)), is not a former employee of the Corporation or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified retirement plan), was not an officer of the Corporation or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration (within the meaning of the Treasury regulations promulgated under Code § 162(m)) from the Corporation or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Code § 162(m).
          2.29      “Participant” means the holder of an outstanding Award granted under the Plan.
          2.30      “Performance Share” means, pursuant to Article 10, an Award granted to a Service Provider under which, upon the satisfaction of predetermined individual or Corporation performance goals and/or objectives, shares of Common Stock are paid to the Participant.
          2.31      “Performance Unit” means, pursuant to Article 10, an Award granted to a Service Provider under which, upon the satisfaction of predetermined individual or Corporation performance goals and/or objectives, a cash payment shall be paid to the Participant based on the number of “units” awarded to the Participant. For this purpose, the term “unit” means bookkeeping units, each of which represents such monetary amount as shall be designated by the Administrator in each Award Agreement.
          2.32      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
          2.33      “Plan” means this Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as amended from time to time. The Plan is an amendment and restatement of the Prior Plan. Any option awards previously made under the Prior Plan shall continue in full force and effect under the terms of the Prior Plan and shall not be changed nor modified by any terms of this Plan.
          2.34      “Prior Plan” means the Akorn, Inc. 2003 Stock Option Plan.
          2.35      “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock Award under the Plan or issued pursuant to the early exercise of an Option.
          2.36      “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis, and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
          2.37      “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          2.38      “Section 16(b)” means Section 16(b) of the Exchange Act.
          2.39      “Service Provider” means an Employee, Director or Consultant.
          2.40      “Share” means a share of the Common Stock, as adjusted in accordance with Section 4.3 and Article 13 of the Plan.
          2.41      “Stock Appreciation Right” or “SAR” means an Award that is designated as a SAR, and represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the exercise price per Share of the SAR, subject to the terms of the applicable Award Agreement.
          2.42      “Unrestricted Stock” means as defined in Article 8 of the Plan.
ARTICLE 3
PLAN ADMINISTRATION
          3.1      Procedure.
           (a)      Board’s Delegation. The Board may delegate administration of the Plan to a Committee(s). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Different Committees with respect to different groups of Service Providers may administer the Plan.
           (b)      Code § 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code § 162(m), the Plan will be administered by a Committee of two or more Outside Directors.

           (c)      Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
           (d)      Other Administration. Other than as provided above, the Plan will be administered by: (i) the Board, or (ii) a Committee, which committee will be constituted to satisfy Applicable Laws.
           (e)      Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
          3.2      Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
           (a)      To determine the Fair Market Value.
           (b)      To select the Service Providers to whom Awards may be granted hereunder.
           (c)      To determine the number of Shares to be covered by each Award granted hereunder.
           (d)      To approve forms of agreement for use under the Plan.
           (e)      To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine in its sole discretion.
           (f)      To reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted.
           (g)      To institute an Exchange Program.
           (h)      To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, and to establish, amend and revoke rules and regulations for its administration.
           (i)      To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws.

           (j)      To modify or amend each Award (subject to Section 14.13(c) of the Plan), including the discretionary authority to extend the post-termination exercise period of Awards longer than is otherwise provided for in the Plan.
           (k)      To allow Participants to satisfy withholding tax obligations by electing to have the Corporation withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable.
           (l)      To authorize any person to execute on behalf of the Corporation any instrument required to affect the grant of an Award previously granted by the Administrator.
           (m)      To allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award.
           (n)      To determine whether Awards will be settled in Shares, cash or in any combination thereof.
           (o)      To create Other Stock Based Awards for issuance under the Plan.
           (p)      To establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan.
           (q)      To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. AND
           (r)      To make all other determinations deemed necessary or advisable for administering the Plan.
          3.3      Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
ARTICLE 4
STOCK SUBJECT TO THE PLAN
          4.1      Stock Subject to the Plan. Subject to the provisions of this Article 4 and Article 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 11,000,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 300,000. The Shares may be authorized and unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is paid in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Corporation withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.
          4.2      Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Corporation, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.
          4.3      Adjustments for Changes in Capitalization and Similar Events. In the event the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator in its discretion to be appropriate or desirable, then the Administrator shall:
           (a)   in such manner as it may deem equitable or desirable, adjust any or all of (i) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4.1 of the Plan, and (2) the maximum number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Corporation, and (ii) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, and (2) the exercise price with respect to any Award; OR
           (b)   if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be cancelled and terminated without any payment or consideration therefore).
Any such adjustments shall be made by the Administrator in its absolute discretion, and the decision of the Administrator shall be final, binding and conclusive. Any Shares issuable as a result of any such adjustment shall be rounded to the next lower whole Share; no fractional Shares shall be issued. At all times the conversion of any convertible securities of the Corporation shall not be treated as a “transaction not involving the receipt of consideration by the Corporation.”
          4.4      Substitute Awards. Awards may, in the discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Corporation and any Affiliate or a company acquired by the Corporation or with which the Corporation combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Corporation or its Affiliate through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Code §§ 421 and 422 that were previously granted by an entity that is acquired by the Corporation or an Affiliate through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.
ARTICLE 5
PARTICIPATION
          5.1      Eligibility. Any Director, Employee or Consultant (including any prospective Director, Employee or Consultant) of the Corporation and any Affiliate shall be eligible to be designated a Participant in the Plan for purposes of receiving Awards. However, Incentive Stock Options may be granted only to Employees.
          5.2      Termination of Participation. If a Participant is no longer a Service Provider due to a termination for “Cause,” then all Awards granted to the Participant shall expire upon the earlier of: (i) the date of the occurrence giving rise to such termination, or (ii) the natural expiration of the Award according to its underlying terms. Thereafter, the Participant shall have no rights with respect to any Awards under the Plan.
           (a)      Defining “Cause.” For purposes of the Plan, “Cause” shall mean a Participant’s personal dishonesty; misconduct; breach of fiduciary duty; incompetence; intentional failure to perform stated obligations; willful violation of any law, rule, regulation or final cease and desist order; or any material breach of any provision of this Plan, Award Agreement, or any employment agreement.
ARTICLE 6
STOCK OPTIONS
          6.1      Option Grant. Subject to the provisions of the Plan, the Administrator shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. However, no Participant shall be granted more than 500,000 Options in any calendar year. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Code § 422 and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Non-Qualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.
           (a)      Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.
           (b)      $100,000 Limitation for Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Corporation and any Affiliate) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options. For purposes of this Section 6.1(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
          6.2      Exercise Price. Except as otherwise established by the Administrator at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation and any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Code § 162(m).
          Notwithstanding the foregoing, Options may be granted with an exercise price of less than 100% of the Fair Market Value per Share on the date of grant if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code § 424(a) (involving a corporate reorganization).
          6.3      Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

          6.4      Exercise of Option.
           (a)      Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
           An Option will be deemed exercised when the Corporation receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Corporation will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Articles 4 and 13 of the Plan or the applicable Award Agreement.
          Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
           (b)      Termination of Relationship as Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant’s termination.
           (c)      Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s termination.
           (d)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the

Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following Participant’s death.
           (e)      Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
           (f)      Reversion to Plan. Unless otherwise provided by the Administrator, if on the date of termination, Disability or death as provided in Sections 6.4(b), (c), and (d) of the Plan, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan following the Participant’s termination, Disability or death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
          6.5      Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. To the extent permitted by Applicable Laws, consideration may consist entirely of:
           (a)      cash;
           (b)      check;
           (c)      promissory note (subject to Section 6.6);
           (d)      other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);
           (e)      consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan;
           (f)      a reduction in the amount of any Corporation liability to the Participant, including any liability attributable to the Participant’s participation in any Corporation-sponsored deferred compensation program or arrangement;
           (g)      any combination of the foregoing methods of payment; or
           (h)      such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
          6.6      Promissory Note. Where applicable and subject to the requirements of Applicable Law, payment of all or part of the purchase price of an Award may be made by delivery of a full recourse promissory note (“Promissory Note”). The Promissory Note shall be executed by the Participant, made payable to the Corporation and bear interest at such rate as the

Administrator shall determine, but in no case less than the minimum rate which will not cause under the Code: (i) imputed interest, (ii) original issue discount, or (iii) any other similar result. Unless otherwise determined by the Administrator, interest on the Promissory Note shall be payable in quarterly installments on March 31, June 30, September 30, and December 31 of each calendar year. A Promissory Note shall contain such other terms and conditions as may be determined by the Administrator; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the Participant a security interest in all Awards issued to the Participant under the Plan for the purpose of securing payment under the Promissory Note and may retain possession of, where applicable, the Share certificates in order to perfect its security interest.
ARTICLE 7
RESTRICTED STOCK
          7.1      Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
          7.2      Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Corporation as escrow agent until the restrictions on such Shares have lapsed.
          7.3      Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
          7.4      Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
          7.5      Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
          7.6      Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
          7.7      Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          7.8      Return of Restricted Stock to Corporation. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Corporation and again will become available for grant under the Plan.
ARTICLE 8
UNRESTRICTED STOCK
          Pursuant to the terms of the applicable Award Agreement, a Service Provider may be awarded (or sold at a discount) shares of Common Stock that are not subject to a Period of Restriction, in consideration for past services rendered thereby to the Corporation and any Affiliate or for other valid consideration.
ARTICLE 9
STOCK APPRECIATION RIGHTS
          9.1      Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
          9.2      Number of Shares. The Administrator will have sole discretion to determine the number of SARs granted to any Service Provider.
          9.3      Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have sole discretion to determine the terms and conditions of SARs granted under the Plan.
          9.4      SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
          9.5      Expiration of SARs. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 6.4(b), (c) and (d) will also apply to SARs.
          9.6      Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Corporation an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, other securities, other Awards, other property or a combination of any of the foregoing.
          9.7      Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

ARTICLE 10
PERFORMANCE UNITS AND PERFORMANCE SHARES
          10.1      Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
          10.2      Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
          10.3      Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the “Performance Period,” and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Corporation-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
          10.4      Earning of Performance Units/Shares. After the applicable “Performance Period” has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the “Performance Period,” to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.
          10.5      Form and Timing for Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
          10.6      Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Corporation, and again will be available for grant under the Plan.
ARTICLE 11
RESTRICTED STOCK UNITS
          Restricted Stock Units are Awards consisting of Restricted Stock, Performance Shares and/or Performance Units that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and in conformance with Code § 409A.

ARTICLE 12
OTHER STOCK BASED AWARDS
          Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.
ARTICLE 13
DISSOLUTION OR LIQUIDATION; OR CHANGE IN CONTROL
          13.1      Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until 10 days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Corporation repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.
          13.2      Change in Control.
           (a)      Options and SARs. In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or Affiliate of the successor corporation. With respect to Options and SARs granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless otherwise determined by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Affiliate, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Affiliate equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Corporation or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
           (b)      Restricted Stock, Unrestricted Stock, Performance Shares, Performance Units, Restricted Stock Units, and Other Stock Based Awards. In the event of a Change in Control, each outstanding Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit awards shall be assumed or an equivalent Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or an Affiliate of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Awards, including Shares as to which it would not otherwise be vested. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award shall be considered assumed if following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Affiliate, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Affiliate equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-

out upon the satisfaction of one or more performance goals will not be considered assumed if the Corporation or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
ARTICLE 14
MISCELLANEOUS PROVISIONS
          14.1      No Uniform Rights to Awards. The Corporation has no obligation to uniformly treat Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
          14.2      Share Certificates. All certificates for Shares or other securities of the Corporation or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          14.3      No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Corporation or its Affiliate to terminate such relationship at any time, with or without cause.
          14.4      No Rights as Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Stock, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares. Except as otherwise provided in Section 4.3 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
          14.5      No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or Affiliate, on one hand, and a Participant or any other person, on the other. To the extent that any person acquires a right to receive payments from the Corporation or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or Affiliate.

          14.6      No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.
          14.7      Requirement of Consent and Notification of Election Under Code § 83(b) or Similar Provision. No election under Code § 83(b) (to include in gross income in the year of transfer the amounts specified in Code § 83(b)) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Administrator in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Administrator action to make such an election and the Participant makes the election, the Participant shall notify the Administrator of such election within 10 days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code § 83(b) or other applicable provision.
          14.8      Requirement of Notification Upon Disqualifying Disposition Under Code § 421(b). If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code § 421(b) (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Corporation of such disposition within 10 days of such disposition.
          14.9      Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Corporation; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation or its Affiliate. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then 6 months from the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.
          14.10      Notices. Any written notice to the Corporation required by any provisions of the Plan shall be addressed to the Secretary of the Corporation and shall be effective when received.
          14.11      Non-Transferability of Awards. Other than pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) and unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

          14.12      Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
          14.13      Amendment and Termination of Plan.
           (a)      Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. Unless sooner terminated, this Plan shall terminate on November 6, 2013, the date that is 10 years from the date the Plan was originally adopted by the Board or approved by the shareholders of the Corporation, whichever was earlier.
           (b)      Shareholder Approval. The Corporation will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
           (c)      Effect of Amendment or Termination. Subject to Section 14.15 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed upon between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Corporation. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
          14.14      Conditions Upon Issuance of Shares.
           (a)      Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.
           (b)      Investment Representations. As a condition to the exercise or receipt of an Award, the Corporation may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.
          14.15      Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
          14.16      Inability to Obtain Authority. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

          14.17      Shareholder Approval. The Plan will be subject to approval by the shareholders of the Corporation within 12 months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws, and is effective as of the Effective Date.
          14.18      Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.
Adopted by the Board of Directors: July 17, 2009
Approved by the Shareholders:                    , 2009

Appendix B
AMENDED AND RESTATED
AKORN, INC.
EMPLOYEE STOCK PURCHASE PLAN
“AKORN EQUITY”
Amended Effective September 1, 2009

AKORN, INC
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

i

1.           Definitions. For purposes of this Plan, the following terms have the following meanings unless the context requires otherwise:
              “Board” means the board of directors of the Company.
              “Business Day” means a day, Monday through Friday, on which banks are generally open for business in each of New York, New York and Lake Forest, Illinois.
              “Certificate” means a stock certificate issued to a Participant representing the shares of Common Stock purchased for such Participant under and in accordance with this Plan.
              “Code” means the Internal Revenue Code of 1986, as amended.
              “Committee” means the Board or a committee of the Board, whichever is then authorized to administer this Plan by a resolution of the Board.
              “Common Stock” means the common stock of the Company.
              “Company” means Akorn, Inc., and its wholly-owned subsidiary, Akorn (New Jersey) Inc.
              “Current Compensation” means all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime and shift premiums, provided, however, that for purposes of determining a Participant’s Current Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if such Participant did not make such election.
              “Election to Participate Form” means an enrollment form which authorizes payroll deductions from an employee’s Current Compensation.
              “Eligible Employee” means any employee of the Company other than (i) any employee who is not employed by the Company prior to the beginning of such Offering Period; (ii) any employee who is customarily employed for twenty (20) hours or less per week; (iii) any employee who is customarily employed for five (5) months or less in a calendar year; (iv) any employees who owns stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; or (iv) any individual who provides services to the Company as an independent contractor who is reclassified as common law employees for any reason except for federal income and employment tax purposes.
              “Fair Market Value” means the closing sale price on a particular day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board, making a market in the Common Stock, in each case rounded to the next higher cent
              “Human Resources Department” means the Company’s human resources department.
              “Offering Date” means the first Business Day of each calendar year quarter.

              “Participant” means an eligible employee who has authorized payroll deductions in the manner set forth in this Plan.
              “Plan” means this Akorn, Inc. Amended and Restated Employee Stock Purchase Plan, as the same may be amended.
              “Purchase Date” means the last Business Day of each calendar year quarter.
              “Purchase Price” means the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date.
              “Short Term Disability” means a leave of absence due to the provisions specified in the Short Term Disability plan offered by the Company.
              Withdrawal Notice Form” means a form provided by the Human Resources Department pursuant to which a Participant elects to cease making any further payroll deductions by withdrawing from this Plan.
2.           Establishment of Plan. The Company may sell an aggregate of 2,000,000 shares of Common Stock under this Plan. In the event of a reclassification or stock split of the Common Stock, the foregoing numbers of shares shall be appropriately adjusted.
3.           Purpose. The purpose of this Plan is to provide Eligible Employees with a convenient means of acquiring an equity interest in the Company through payroll deductions and to provide an incentive for continued employment.
4.           Administration. This Plan shall be administered under the direction of the Committee. In administering this Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of this Plan to conform to the law, to meet special circumstances not anticipated or covered in this Plan, or to carry on successful operations of this Plan. Therefore, it is necessary for the Company to reserve the right to make variations in the provisions of this Plan and, Subject to the provisions of this Plan, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Company shall pay all expenses incurred in connection with the administration of this Plan.
5.           Eligibility. Any Eligible Employee may participate in this Plan.
6.           Election to Participate. Eligible Employees may make an election to participate in this Plan by completing and delivering an Election to Participate Form to the Human Resources Department which authorizes payroll deductions from such employee’s Current Compensation beginning no later than the first pay period commencing in the month following the first Offering Date after such employee satisfies the eligibility requirements and continuing until the earlier of any of the following: (i) the date this Plan is terminated, (ii) the date such Participant’s participation in this Plan is terminated under Section 10 or (iii) the date such Participant reduces his or her payroll deduction percentage to zero under Section 10.1 The Election to Participate Form must be completed and delivered to the Human Resources Department at least two business days before the Offering Date for the calendar quarter as to which an Eligible Employee makes an election to participate.
7.           Purchase Common Stock; Issuance of Certificates.
              7.1           Subject to Section 9, on each Purchase Date, so long as this Plan remains in effect and provided that a Participant’s participation in this Plan has not been terminated under Section 10, the Company shall automatically apply the funds then in the Participant’s payroll deduction account to purchase that number of whole shares of Common Stock determined by dividing (a) such Participant’s payroll deduction account balance as of such Purchase Date by (b) the Purchase Price. Any cash remaining in a Participant’s payroll deduction account following the purchase of such whole shares of Common Stock on a Purchase Date shall be retained in such Participant’s payroll deduction account to be used to purchase shares of Common Stock on the next Purchase Date. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in this Plan has been terminated prior to such Purchase Date.
              7.2           As promptly as practicable after each Purchase Date, the Company shall issue a Certificate to each Participant. A Participant may not transfer (other than by gift or inheritance) any shares of Common Stock acquired by such Participant under this Plan for one year following the date such shares are issued to such Participant, unless the Company’s president agrees in writing to such transfer. The Certificates shall bear a legend referring to this restriction on transfer. Any attempt to transfer any shares of Common Stock acquired under this Plan other than in accordance with this Plan shall be considered null and void and of no effect.
              7.3           A Participant shall have no interest in any shares of Common Stock, including any voting rights, until the Company has purchased shares of Common Stock for such Participant under Section 7.1.
8.           Payroll Deductions.
              8.1           Subject to Section 9, a Participant may elect payroll deductions from a Participant’s Current Compensation in whole percentages from one percent (1%) to fifteen percent (15%), or such lower limit as may be set by the Committee from time to time. Such payroll deductions shall commence on the first payday after an Eligible Employee completes and delivers the enrollment form to the Human Resources Department in the manner set forth in Section 6 and shall continue until earlier of any of the following: (i) the date this Plan is terminated, (ii) the date such Participant’s participation in this Plan is terminated under Section 10, or (iii) the date such Participant reduces his or her payroll deduction percentage to zero under Section 10.1. No interest shall accrue or be paid by the Company on the payroll deductions of a Participant in this Plan.
              8.2           Payroll deductions will be credited to each Participant’s payroll deduction account every pay period.
              8.3           A Participant may not increase or decrease the rate of payroll deductions during a calendar quarter, other than to submit a withdrawal in accordance with Section 10.1.
              8.4           All funds withheld from a Participant’s Current Compensation in accordance with this Plan shall be credited to such Participant’s payroll deduction account. Unless required by law, a Participant may not make any separate payments or contributions into his or her payroll deduction account. All payroll deductions made for a Participant are credited to his or her payroll deduction account under this Plan and are deposited with the general funds of the Company. No interest accrues on any such payroll deductions. The Company may use all payroll deductions received or held by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
9.           Limitations on Shares to be Purchased.
              9.1           No Participant shall be entitled to purchase shares of Common Stock under this Plan at a rate which exceeds $25,000 of Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Participant participates in this Plan. The Company shall automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the payroll deduction percentage in effect immediately prior to such suspension.
              9.2           If the number of shares of Common Stock to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares of Common Stock in as uniform manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased to each Participant affected.

              9.3           Any funds in a Participant’s payroll deduction account which are not used to purchase shares of Common Stock due to the limitations in this Section 10 shall be returned to such Participant as soon as practicable after the Purchase Date, without interest.
10.         Termination of Participation.
              10.1           Withdrawal. A Participant may at any time cease making any further payroll deductions by withdrawing from this Plan by completing and delivering a Withdrawal Notice Form to the Human Resources Department provided that such Withdrawal Notice Form is received by the Human Resources Department at least two Business Days before the next Purchase Date. Payroll deductions shall cease effective as of the next payroll period payday following the date the Human Resources Department receives such Withdrawal Notice Form. Upon withdrawal from this Plan, the balance of such Participant’s payroll deduction account shall be returned to such Participant as soon as practicable, without interest, and his or her participation in this Plan shall automatically and immediately terminate. In the event a Participant elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the calendar quarter in which he or she withdrew, but he or she may participate in any subsequent calendar quarter by filing a new Election to Participate Form as set forth in Section 6.
              10.2           Termination of Employment. Termination of a Participant’s employment for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, immediately and automatically terminates his or her participation in this Plan. In such event, the payroll deductions credited to such Participant’s payroll deduction account shall be returned to him or her or, in the case of his or her death, to his or her designated beneficiary, in either case, without interest.
              10.3           Leaves of Absence. Subject to Section 10.1, a Participant who is placed on Short Term Disability may elect to continue participation in or withdraw from this Plan. The participation of any Participant who is placed on any other leave of absence and whose weekly/biweekly pay is interrupted as a result will automatically be terminated from this Plan. In either case, the employee is eligibility for the plan will resume the first offering period after he/she returns to work. Employees returning from a leave of absence who had withdrawn from this Plan or whose participation in this Plan was terminated during the leave, must complete and deliver an Election to Participate Form to the Human Resources Department in accordance with Section 6 to resume participation.
11.         Return of Payroll Deductions. In the event a Participant’s participation in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Committee, the Company shall deliver to the Participant the then balance of such Participant’s payroll deduction account as soon as reasonably practicable.
12.         Termination of this Plan by the Company.
              12.1           Right of the Company. This Plan is entirely voluntary on the part of the Company and the continuance of this Plan shall not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate this Plan at any time. Unless terminated earlier by the Company, this Plan shall terminate on the date all of the shares of Common Stock specified in Section 2 are purchased under this Plan unless additional shares of Common Stock are authorized and reserved for this Plan by the Board and stockholders of the Company.
              12.2           Rights Upon Termination. If this Plan is terminated, the Committee may elect in its sole discretion to either (i) complete the purchase of shares of Common Stock on the next Purchase Date following the date of termination of this Plan or (ii) deliver to each Participant the then balance of such Participant’s payroll deduction account, if any, as soon as reasonably practicable following the date of termination of this Plan. In either case, no Participant shall have any right to acquire shares of Common Stock (other than under clause (i)) under this Plan and the participation of all Participants shall terminate immediately as of the date of termination of this Plan.
13.         Nonassignability. Any rights with regard to the exercise of an option to purchase shares of Common Stock under this Plan or to receive shares of Common Stock under this Plan may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant and shall not be subject to execution, attachment or similar process. Any such attempt at assignment, transfer, pledge or other disposition, or levy of attachment or similar process shall be void and without effect. No amount in a Participant’s payroll deduction account may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant and any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
14.         Reports. Individual records will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each calendar quarter a report of his or her payroll deduction account setting forth his or her payroll deduction balance, the number of shares of Common Stock purchased with such balance, the per share price thereof and the remaining balance, if any.
15.         No Rights to Continued Employment. Notwithstanding anything to the contrary herein, neither this Plan nor any Eligible Employee’s participation in this Plan shall confer any right on any employee of the Company to remain in the employ of the Company, or restrict the right of the Company to terminate such employee’s employment.
16.         Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to this Plan.
17.         Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company, if any, at the location, or by the person, designated by the Company for the receipt thereof.
18.         Term. This Plan was approved by the stockholders of the Company and became effective November 1, 1988, was amended and effective January 1, 2006 and was again amended effective September 1, 2009. This Plan shall continue until the earlier of (a) termination of this Plan by the Committee in accordance with this Plan, or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan. Upon termination of this Plan, the Participant’s option to purchase shares of Common Stock shall be exercised for the whole number of shares of Common Stock which can be purchased with the then balance of such Participant’s payroll deduction account on the date of termination. All funds not used to purchase shares on the date of termination shall be returned to the participant, without interest.
19.         Designation of Beneficiary.
              19.1           A Participant may complete and deliver a written designation of a beneficiary with the Human Resources Department who is to receive any shares of Common Stock and cash, if any, from his or her payroll deduction account in the event of such Participant’s death after a Purchase Date but before delivery by the Company to him or her of such shares and cash, if any. In addition, a Participant may complete and deliver a written designation of a beneficiary with the Human Resources Department who is to receive the balance of such Participant’s payroll deduction account in the event of such Participant’s death prior to a Purchase Date. A Participant may change the designation of any such beneficiary at any time by completing and delivering a written designation of a beneficiary with the Human Resources Department bearing a later date.
              19.2           In the event of the death of a Participant and in the absence of a completed and signed designation of a beneficiary with the Human Resources Department who is then living at the time of such Participant’s death, the Company shall deliver any shares of Common Stock or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
20.         Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares of Common Stock shall not be issued with respect to this Plan unless the issuance and delivery of such shares pursuant to this Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
21.         Applicable Law. This Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Louisiana.
22.        Amendment of this Plan. This Plan may be amended by the Board but no amendment may have the effect of modifying a Participant’s election to participate with respect to funds previously withheld, without the consent of such Participant. In addition, the stockholders of the Company must approve any amendment to this Plan which (i) materially increases the number of shares of Common Stock which may be acquired through this Plan, (ii) materially increases the benefits accruing to Participants in this Plan, or (iii) materially modifies requirements for eligibility for participation in this Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - John N. Kapoor, Ph.D.	☐	☐	02 - Jerry N. Ellis	☐	☐	03 - Ronald M. Johnson	☐	☐

04 - Subhash Kapre, Ph.D.	☐	☐	05 - Brian Tambi	☐	☐	06 - Steven J. Meyer	☐	☐

07 - Alan Weinstein	☐	☐	08 - Randall J. Wall	☐	☐

	For	Against	Abstain

2. Proposal to ratify the selection of Ernst & Young LLP to serve as Akorn’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3. Approval of an amendment to the Company’s 2003 Amended and Restated Stock Option Plan to increase the total number of shares authorized and reserved for issuance by 6,000,000 shares.	☐	☐	☐

4. Approval of an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan to increase the total number of shares authorized and reserved for issuance by 1,000,000 shares.	☐	☐	☐
 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Akorn, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of AKORN, INC.
The undersigned hereby constitutes and appoints Joseph Bonaccorsi proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side hereof, all of the shares of common stock of Akorn, Inc. (the “Company”) held of record by the undersigned on June 15, 2009 that the undersigned is entitled to vote at the annual meeting of shareholders of Akorn to be held on August 7, 2009 (the “Meeting”), and at all adjournments thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.